PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 17, 1998)

            [LOGO]
                        14,000,000 PREFERRED SECURITIES
                                 USB CAPITAL II

         7.20% TRUST ORIGINATED PREFERRED SECURITIES(SM) ("TOPRS(SM)")
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                                  U.S. BANCORP
                                  ------------

    The 7.20% Trust Originated Preferred Securities (the "Preferred Securities") offered hereby represent beneficial ownership interests in the assets of USB Capital II, a statutory business trust formed under the laws of the State of Delaware (the "Issuer" or the "Trust"). U.S. Bancorp, a Delaware corporation ( "USB" or the "Company"), will be the owner of all of the common securities of the Issuer (the "Common Securities" and, collectively with the Preferred Securities, the "Trust Securities"). The Issuer exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the 7.20% Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") issued by USB. The Junior Subordinated Debentures will mature on April 1, 2028, or such date to which the maturity of the Junior Subordinated Debentures may be extended as described under "Certain Terms of Junior Subordinated Debentures--General" and "Risk Factors--Extension of Stated Maturity of the Junior Subordinated Debentures" (such date, the "Stated Maturity"), in each case subject to satisfying certain conditions.
                                                        (CONTINUED ON NEXT PAGE)
                            ------------------------

    SEE "RISK FACTORS" COMMENCING ON PAGE S-10 HEREIN FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
THESE SECURITIES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS OR OTHER OBLIGATIONS OF A
      BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
           CORPORATION, BY ANY OTHER GOVERNMENTAL AGENCY,
                                 OR OTHERWISE.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO
      WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                                                                       UNDERWRITING          PROCEEDS TO
                                                               PRICE TO PUBLIC(1)     COMMISSIONS(2)      THE ISSUER(3)(4)
Per Preferred Security.......................................        $25.00                 (3)                $25.00
Total (5)....................................................     $350,000,000              (3)             $350,000,000

(1) Plus accrued distributions, if any, from April 1, 1998.

(2) USB and the Issuer have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(3) In view of the fact that all of the proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures, USB has agreed to pay the Underwriters as compensation for arranging the investment therein of such proceeds, $.7875 per Preferred Security, or $11,025,000 in the aggregate. See "Underwriting."

(4) Before deducting offering expenses payable by USB estimated at $400,000.

(5) USB and the Issuer have conditionally granted the Underwriters a 30-day option to purchase up to 2,100,000 additional Preferred Securities solely to cover over-allotments. If such option is exercised in full, the total Price to Public and Proceeds to the Issuer will be, in each case, $402,500,000. See "Underwriting."
                            ------------------------

    This Prospectus Supplement may be used by direct or indirect wholly owned subsidiaries of USB, including Piper Jaffray Inc., in connection with offers and sales related to secondary market transactions in the Preferred Securities. Piper Jaffray Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. The Preferred Securities offered hereby are being offered pursuant to Rule 2810 of the National Association of Securities Dealers Conduct Rules.

    The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Preferred Securities will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York, on or about April 1, 1998, against payment therefor in immediately available funds.
                            ------------------------

MERRILL LYNCH & CO.
          PIPER JAFFRAY INC.
                     DAIN RAUSCHER INCORPORATED
                                MORGAN STANLEY DEAN WITTER
                                           PRUDENTIAL SECURITIES INCORPORATED
                                                      SALOMON SMITH BARNEY
                            ------------------------

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH 25, 1998.

(SM) "TRUST ORIGINATED PREFERRED SECURITIES" AND "TOPRS" ARE SERVICE MARKS OF MERRILL LYNCH & CO.

    The Preferred Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities, which will be held by USB. See "Description of Capital Securities--Subordination of Common Securities" in the accompanying Prospectus. The Common Securities, like the Preferred Securities, will have a Liquidation Amount (as defined herein) of $25 per Common Security, and the Company will acquire Common Securities in an aggregate Liquidation Amount of $10,825,000 which is equal to 3.0% of the total capital of the Issuer.

    Holders of the Preferred Securities will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the first day of January, April, July and October of each year (subject to possible deferral as described below), commencing July 1, 1998, at the annual rate of 7.20% of the Liquidation Amount of $25 per Preferred Security ("Distributions"). The amount of each Distribution due with respect to the Preferred Securities will include amounts accrued to, but excluding, the date the Distribution payment is due. See "Certain Terms of Capital Securities--Distributions." Subject to certain exceptions, described herein, USB will have the right to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, USB may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Preferred Securities will also be deferred and USB will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to USB's capital stock or to make any payment with respect to its debt securities that rank PARI PASSU with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate) at the rate of 7.20% per annum, compounded quarterly from the relevant payment date of such interest, and holders of the Preferred Securities will be required to accrue income and will be required to pay United States federal income tax on that income. See "Certain Terms of Junior Subordinated Debentures--Option to Defer Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

    USB has, through the Guarantee Agreement, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee-- Full and Unconditional Guarantee" in the accompanying Prospectus. Under the Guarantee Agreement, USB guarantees the payment of Distributions by the Issuer and payments on liquidation or redemption of the Preferred Securities (subordinate to the right to payment of Senior Debt of USB, as defined herein), but only in each case to the extent of funds held by the Issuer ("the Guarantee"). The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. See "Description of Guarantees" in the accompanying Prospectus. If USB does not make required payments on the Junior Subordinated Debentures held by the Issuer, the Issuer will have insufficient funds to pay Distributions on the Preferred Securities. In such event, a holder of the Preferred Securities may institute a legal proceeding directly against USB pursuant to the terms of the Indenture to enforce payment of such holder's PRO RATA share of such Distributions to such holder. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "--Debenture Events of Default" and "Description of Guarantees" in the accompanying Prospectus. The obligations of USB under the Guarantee, the Junior Subordinated Debentures and other documents described herein are unsecured and rank subordinate and junior in right of payment to all existing and future Senior Debt (as defined in "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus) of USB.

    As of December 31, 1997, USB had approximately $10.2 billion aggregate principal amount of Senior Debt outstanding. The terms of the Junior Subordinated Debentures place no limitation on the amount of Senior Debt that USB can issue. See "Risk Factors--Ranking of USB's Obligations Under the Junior Subordinated Debentures and the Guarantee."

    The Preferred Securities are subject to mandatory redemption, in whole or in part, as the case may be, upon repayment of the Junior Subordinated Debentures at their Stated Maturity or their earlier redemption, in each case at a redemption price equal to the aggregate principal amount of the Preferred Securities plus any accumulated and unpaid Distributions thereon to the date of redemption. Subject to Federal Reserve approval, if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debentures are redeemable prior to their Stated Maturity at the option of USB, (i) on or after April 1, 2003, in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), within 90 days following the occurrence and during the continuance of a Tax Event, an Investment Company Event or a Capital Treatment Event (each as defined herein), in each case at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures so redeemed, together with any accrued and unpaid interest thereon to the date fixed for redemption. See "Certain Terms of Junior Subordinated Debentures--Conditional Right to Redeem upon a Tax Event, Investment Company Event or a Capital Treatment Event," "--Redemption" and Certain Terms of Preferred Securities--Redemption."

    The Preferred Securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities in exchange therefor upon the liquidation of the Issuer, USB will use its best efforts to list the Junior Subordinated Debentures on the New York Stock Exchange or such other stock exchanges or automated quotation systems, if any, on which the Preferred Securities are then listed or traded.

    USB has the right at any time to terminate the Issuer and, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, cause a Like Amount (as defined herein) of the Junior Subordinated Debentures to be distributed to the holders of Preferred Securities in liquidation of the Issuer, subject to USB having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Certain Terms of Preferred Securities--Liquidation of the Issuer and Distribution of Junior Subordinated Debentures to Holders."

    In the event of the termination of the Issuer, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, the holders of Preferred Securities will be entitled to receive a liquidation amount of $25 per Preferred Security ("Liquidation Amount"), plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of a Like Amount of Junior Subordinated Debentures, subject to certain exceptions. See "Description of the Capital Securities-- Liquidation Distribution Upon Termination" in the accompanying Prospectus.

    The Preferred Securities will be represented by one or more global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described herein and in the accompanying prospectus, Preferred Securities in certificated form will not be issued in exchange for global certificates. See "Certain Terms of Preferred Securities-- Registration of the Preferred Securities" herein and "Book-Entry Issuance" in the accompanying Prospectus.

    AS USED HEREIN, (I) THE "INDENTURE" MEANS THE JUNIOR SUBORDINATED INDENTURE DATED AS OF NOVEMBER 15, 1996, BETWEEN USB AND WILMINGTON TRUST COMPANY, AS TRUSTEE (THE "INDENTURE TRUSTEE"), UNDER WHICH THE JUNIOR SUBORDINATED DEBENTURES WILL BE ISSUED; (II) THE TRUST AGREEMENT" MEANS THE AMENDED AND RESTATED TRUST AGREEMENT DATED APRIL 1, 1998 EACH RELATING TO THE ISSUER AMONG USB, AS DEPOSITOR, WILMINGTON TRUST COMPANY, AS PROPERTY TRUSTEE (THE "PROPERTY TRUSTEE"), WILMINGTON TRUST COMPANY, AS DELAWARE TRUSTEE (THE "DELAWARE TRUSTEE") AND THE ADMINISTRATIVE TRUSTEES NAMED THEREIN (COLLECTIVELY, WITH THE PROPERTY TRUSTEE AND

DELAWARE TRUSTEE, THE ISSUER TRUSTEES" OR INDIVIDUALLY, A "TRUSTEE"); (III) THE "GUARANTEE AGREEMENT" MEANS THE GUARANTEE AGREEMENT DATED APRIL 1, 1998 RELATING TO THE GUARANTEE (AS DEFINED HEREIN) BETWEEN USB AND WILMINGTON TRUST COMPANY, AS GUARANTEE TRUSTEE; AND (IV) THE "EXPENSE AGREEMENT" MEANS THE EXPENSE AGREEMENT DATED APRIL 1, 1998 BETWEEN USB AND THE ISSUER. THE TRUST AGREEMENT PROVIDES THAT EACH HOLDER OF PREFERRED SECURITIES BY ACCEPTANCE THEREOF AGREES TO THE PROVISIONS OF THE TRUST AGREEMENT, THE GUARANTEE AGREEMENT AND THE INDENTURE.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY OVER-ALLOT OR ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE PREFERRED SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF PREFERRED SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Unless the context clearly suggests otherwise, references to "USB" or the "Company" include U.S. Bancorp and its subsidiaries.

                                  THE COMPANY

    USB is a multi-state bank holding company, registered under the Bank Holding Company Act of 1956, as amended, with its headquarters in Minneapolis, Minnesota. On August 1, 1997, First Bank System, Inc. of Minneapolis acquired U.S. Bancorp of Portland, Oregon, and assumed the U.S. Bancorp name. The combined organization is the fifteenth largest U.S. commercial bank holding company based on assets. At December 31, 1997, USB and its consolidated subsidiaries had consolidated assets of $71.3 billion, consolidated deposits of $49.0 billion, and shareholders' equity of $5.9 billion.

    USB operates eight banks and eleven trust companies serving millions of customers principally in seventeen states from the Midwest to the Rocky Mountains to the Pacific Northwest. USB also has various other subsidiaries engaged in financial services.

    The banking subsidiaries of USB are engaged in general retail and commercial banking business. These subsidiaries provide a wide variety of services to individuals, businesses, industry, institutional organizations, governmental entities and other financial institutions. Depository services include checking and savings accounts and certificates of deposit and other time deposits. Additional services include commercial lending, financing of import/export trade, foreign exchange and retail and institutional brokerage services. Treasury management and receivable lockbox collection are provided for corporate customers. The banking and trust company subsidiaries of USB also provide a full range of fiduciary products and services to individuals, estates, foundations, business corporations and charitable organizations. Other subsidiaries of USB provide financial services related to banking, including lease financing, discount brokerage, investment advisory services and insurance agency and credit life insurance services.

    On December 15, 1997, USB and Piper Jaffray Companies Inc. ("Piper Jaffray") announced that they had entered into a definitive agreement whereby USB will acquire Piper Jaffray for $730 million. The cash transaction will be accounted for as a purchase, is subject to shareholder and regulatory approvals, and is expected to close in the second quarter of 1998.

    USB was incorporated under Delaware law in 1929 and has functioned as a multi-bank holding company since that time. Its principal executive offices are located at 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, and its telephone number is (612) 973-1111.

                                   THE ISSUER

    The Issuer is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement and (ii) the filing of a certificate of trust with the Delaware Secretary of State on January 28, 1998. Under the Trust Agreement, the Issuer's business and affairs are conducted by the Property Trustee, the Delaware Trustee and three individual Administrative Trustees who are officers of the Company. The Issuer exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by USB and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer and payments by USB under the Junior Subordinated Debentures and the Expense Agreement will be the sole revenues of the Issuer. All of the Common Securities will be owned by USB. The Common Securities will rank PARI PASSU, and payments will be made thereon PRO RATA, with the Preferred Securities, except that upon the occurrence and during the continuance of an event of default under the Trust Agreement resulting from a Debenture Event of Default (as defined herein), the rights of USB as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities. See "Description of Capital Securities--Subordination of Common Securities" in the accompanying Prospectus. USB will acquire Common Securities in an aggregate liquidation amount equal to 3.0% of the total capital of the Issuer. The Issuer has a term of 49 years and 11 months, but may terminate earlier as provided in the Trust Agreement.

    The principal executive office of the Issuer is c/o U.S. Bancorp, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, Attention: Secretary, and its telephone number is (612) 973-1111.

                              RECENT DEVELOPMENTS

    On February 18, 1998, USB's Board of Directors announced its intention to declare a three-for-one split of USB's common stock and to increase the number of common and preferred shares which USB has authority to issue from 500 million shares and 10 million shares, respectively, to 1.5 billion shares and 50 million shares, respectively. The increase in the number of authorized shares is subject to shareholder approval. The stock split would be in the form of a dividend payable May 18, 1998, to shareholders of record on May 4, 1998. The impact of the stock split has not been reflected in the financial statements or any share or per share data.

                                  THE OFFERING

Issuer of Preferred Securities....  USB Capital II.

Preferred Securities Offered......  7.20% Trust Originated Preferred Securities. The
                                    Preferred Securities represent beneficial ownership
                                    interests in the Issuer's assets, which will consist
                                    solely of the Junior Subordinated Debentures.

Distributions.....................  The Distributions payable on each Preferred Security will be fixed at a rate per annum of 7.20% of the
                                    Liquidation Amount, will be cumulative, will accrue from
                                    the date of issuance of the Preferred Securities, and
                                    will be payable quarterly in arrears on the first day of
                                    January, April, July and October of each year (subject
                                    to possible deferral as described below), commencing on
                                    July 1, 1998. The amount of each Distribution due with
                                    respect to the Preferred Securities will include amounts
                                    accrued to, but excluding, the date the Distribution
                                    payment is due. See "Certain Terms of Preferred
                                    Securities--Distributions."

Extension periods.................  So long as no Debenture Event of Default has occurred and is continuing, USB will have the right, at any time,
                                    to defer payments of interest on the Junior Subordinated
                                    Debentures by extending the interest payment period
                                    thereon for an Extension Period, provided that no
                                    Extension Period may extend beyond the Stated Maturity
                                    of the Junior Subordinated Debentures. If interest
                                    payments are so deferred, Distributions on the Preferred
                                    Securities will also be deferred and USB will not be
                                    permitted, subject to certain exceptions described
                                    herein, to declare or pay any cash distributions with
                                    respect to USB's capital stock or to make any payment
                                    with respect to its debt securities that rank PARI PASSU
                                    with or junior to the Junior Subordinated Debentures.
                                    During an Extension Period, Distributions will continue
                                    to accumulate with interest thereon compounded
                                    quarterly. Holders of the Preferred Securities will be
                                    required to accrue income for United States federal
                                    income tax purposes. See "Certain Terms of Junior
                                    Subordinated Debentures--Option to Defer Interest
                                    Payment Period" and "Certain Federal Income Tax
                                    Consequences--Interest Income and Original Issue
                                    Discount."

Maturity..........................  The Junior Subordinated Debentures will mature on April
                                    1, 2028, or such date to which the maturity of the
                                    Junior Subordinated Debentures may be extended, as
                                    described under "Certain Terms of Junior Subordinated
                                    Debentures--General."

Redemption........................  The Preferred Securities are subject to mandatory redemption, in whole or in part, as the case may be,
                                    upon repayment of the Junior Subordinated Debentures at
                                    the Stated Maturity or their earlier redemption, in each
                                    case at a redemption price equal to the aggregate
                                    principal amount of the Preferred Securities plus any
                                    accumulated and unpaid Distributions thereon to the date
                                    of redemption. Subject to Federal Reserve approval, if
                                    then required under applicable capital guidelines or
                                    policies of the

                                    Federal Reserve, the Junior Subordinated Debentures are
                                    redeemable prior to their Stated Maturity at the option
                                    of USB (i) on or after April 1, 2003 in whole at any
                                    time or in part from time to time, or (ii) at any time,
                                    in whole (but not in part), within 90 days following the
                                    occurrence and during the continuance of a Tax Event, an
                                    Investment Company Event or a Capital Treatment Event,
                                    in each case at a redemption price equal to 100% of the
                                    principal amount of the Junior Subordinated Debentures
                                    so redeemed, together with any accrued and unpaid
                                    interest thereon to the date fixed for redemption. See
                                    "Certain Terms of Preferred Securities--Redemption,"
                                    "Certain Terms of Junior Subordinated
                                    Debentures--Redemption" and "--Conditional Right to
                                    Redeem Upon a Tax Event, Investment Company Event or a
                                    Capital Treatment Event."

Distribution of Junior              USB has the right at any time to terminate the Issuer
  Subordinated Debentures.........  and cause the Junior Subordinated Debentures to be distributed to holders of Preferred Securities in
                                    liquidation of the Issuer, subject to USB having
                                    received prior approval of the Federal Reserve to do so
                                    if then required under applicable capital guidelines or
                                    policies of the Federal Reserve. See "Certain Terms of
                                    Preferred Securities--Liquidation of the Issuer and
                                    Distribution of Junior Subordinated Debentures to
                                    Holders."

Guarantee.........................  Taken together, USB's obligations under various documents described herein, including the Guarantee
                                    Agreement, provide a full guarantee of payments by the
                                    Issuer of Distributions and other amounts due on the
                                    Preferred Securities. Under the Guarantee Agreement, USB
                                    guarantees the payment of Distributions by the Issuer
                                    and payments on liquidation or redemption of the
                                    Preferred Securities (subordinate to the right to
                                    payment of Senior Debt) to the extent of funds held by
                                    the Issuer. If the Issuer has insufficient funds to pay
                                    Distributions on the Preferred Securities (I.E., if USB
                                    has failed to make required payments under the Junior
                                    Subordinated Debentures), a holder of the Preferred
                                    Securities may institute a legal proceeding directly
                                    against USB to enforce payment of such holder's PRO RATA
                                    share of such Distributions to such holder. See
                                    "Description of Junior Subordinated
                                    Debentures--Enforcement of Certain Rights by Holders of
                                    Capital Securities," "--Debenture Events of Default" and
                                    "Description of Guarantees" in the accompanying
                                    Prospectus.

Ranking...........................  The Preferred Securities will rank PARI PASSU, and payments thereon will be made PRO RATA, with the Common
                                    Securities of the Issuer held by USB, except as
                                    described under Description of Capital
                                    Securities--Subordination of Common Securities" in the
                                    accompanying Prospectus. The obligations of USB under
                                    the Guarantee, the Junior Subordinated Debentures and
                                    other documents described herein are unsecured and rank
                                    subordinate and junior in right of payment to all
                                    current and future Senior Debt, the amount of which is
                                    unlimited. At December 31, 1997, the aggregate principal
                                    amount of outstanding Senior Debt of

                                    USB was approximately $10.2 billion. In addition,
                                    because USB is a holding company, the right of USB to
                                    participate in any distribution of assets of any
                                    subsidiary, including U.S. Bank National Association,
                                    upon such subsidiary's liquidation or reorganization or
                                    otherwise (and thus the ability of holders of Preferred
                                    Securities to benefit indirectly from such distribution)
                                    is subject to the prior claims of creditors of that
                                    subsidiary, except to the extent that USB may itself be
                                    recognized as a creditor of that subsidiary. USB may
                                    cause additional Preferred Securities to be issued by
                                    trusts similar to the Issuer in the future, and there is
                                    no limit on the amount of such securities that may be
                                    issued. In this event, USB's obligations under the
                                    Junior Subordinated Debentures to be issued to such
                                    other trusts and USB's guarantees of the payments by
                                    such trusts will rank PARI PASSU with USB's obligations
                                    under the Junior Subordinated Debentures and the
                                    Guarantee, respectively.

Voting rights.....................  The holders of Preferred Securities will generally have limited voting rights relating only to the modification
                                    of the Preferred Securities, the dissolution, winding-up
                                    or termination of the Issuer and certain other matters.
                                    See "Description of Capital Securities--Voting Rights;
                                    Amendment of Each Trust Agreement" in the accompanying
                                    Prospectus.

Use of proceeds...................  All of the proceeds from the sale of Preferred
                                    Securities will be invested by the Issuer in the Junior
                                    Subordinated Debentures. USB intends to use all proceeds
                                    from the sale of such Junior Subordinated Debentures for
                                    general corporate purposes. USB expects the Preferred
                                    Securities to qualify as Tier 1 capital under the
                                    capital guidelines of the Federal Reserve. See "Use of
                                    Proceeds."

Rating............................  The Preferred Securities are expected to be rated "a1"
                                    by Moody's Investors Service, Inc. and BBB+ by Standard
                                    & Poor's Ratings Services.

                                  RISK FACTORS

    Prospective investors should carefully consider, among other things, the discussion of various factors under the heading "Risk Factors" beginning on page S-10 hereof.

                            ------------------------

    THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT SUPPLEMENTS, AND SHOULD BE READ IN CONJUNCTION WITH, THE INFORMATION CONTAINED IN THE ACCOMPANYING PROSPECTUS. CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT AND NOT OTHERWISE DEFINED IN THIS PROSPECTUS SUPPLEMENT HAVE THE MEANINGS SET FORTH IN THE ACCOMPANYING PROSPECTUS.
                            ------------------------

                                  RISK FACTORS

    PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING FACTORS IN CONNECTION WITH A DECISION TO PURCHASE THE PREFERRED SECURITIES. BECAUSE HOLDERS OF THE PREFERRED SECURITIES MAY RECEIVE JUNIOR SUBORDINATED DEBENTURES IN LIQUIDATION OF THE ISSUER AND BECAUSE DISTRIBUTIONS ARE OTHERWISE LIMITED TO PAYMENTS ON THE JUNIOR SUBORDINATED DEBENTURES, PROSPECTIVE PURCHASERS OF THE PREFERRED SECURITIES ARE ALSO MAKING AN INVESTMENT DECISION WITH REGARD TO THE JUNIOR SUBORDINATED DEBENTURES AND SHOULD CAREFULLY REVIEW ALL INFORMATION REGARDING THE JUNIOR SUBORDINATED DEBENTURES CONTAINED HEREIN.

RANKING OF USB'S OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBENTURES AND THE
  GUARANTEE

    All obligations of USB under the Guarantee, the Junior Subordinated Debentures and other documents described herein are unsecured and rank subordinate and junior in right of payment to all current and future Senior Debt of USB, the amount of which is unlimited. At December 31, 1997, the aggregate principal amount of outstanding Senior Debt was approximately $10.2 billion. In addition, because USB is a holding company, the right of USB to participate in any distribution of assets of any subsidiary, including U.S. Bank National Association, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of Preferred Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that USB may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures and the Guarantee will be effectively subordinated to all existing and future liabilities of USB's subsidiaries, and holders of the Junior Subordinated Debentures and beneficiaries of the Guarantee should look only to the assets of USB for principal and interest payments on the Junior Subordinated Debentures or under the Guarantee, as the case may be. None of the Indenture, the Guarantee Agreement or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by USB. Further, there is no limitation on USB's ability to issue additional debentures of like tenor with the Junior Subordinated Debentures in connection with any further offerings of Preferred Securities and such additional debentures would rank PARI PASSU with the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Subordination" and "Description of Guarantees-- Status of the Guarantees" in the accompanying Prospectus.

    The ability of the Issuer to pay amounts due on the Preferred Securities is solely dependent upon USB making payments on the Junior Subordinated Debentures as and when required.

OPTION TO DEFER INTEREST PAYMENT PERIOD; TAX CONSEQUENCES; MARKET PRICE
  CONSEQUENCES

    So long as no Debenture Event of Default has occurred and is continuing, USB has the right under the Indenture to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for an Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Issuer will be deferred (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at the rate of 7.20% per annum, compounded quarterly, from the relevant payment date for such Distributions, to the extent permitted by applicable law) during any such Extension Period. During any such Extension Period, USB may not, and may not permit any subsidiary of USB to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of USB's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of USB (including other series of Junior Subordinated Debentures) that rank PARI PASSU with or junior in interest to the junior subordinated debentures or (iii) make any guarantee payments with respect to any guarantee by USB of the debt securities of any subsidiary of USB if such guarantee ranks PARI PASSU with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of USB, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of USB's benefit plans for its directors, officers or employees). Prior to the termination of any Extension Period, USB may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of 7.20%, per annum, compounded quarterly from the interest payment date for such interest, to the extent permitted by applicable law), USB may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that USB may elect to begin an Extension Period prior to the Stated Maturity. See "Certain Terms of Preferred Securities--Distributions" and "Certain Terms of Junior Subordinated Debentures--Option to Defer Interest Payment Period."

    Should an Extension Period occur, a holder of Preferred Securities will be required to accrue income (in the form of original issue discount) in respect of its PRO RATA share of the Junior Subordinated Debentures held by the Issuer for United States federal income tax purposes. As a result, a holder of Preferred Securities will be required to include such income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and will not receive the cash related to such income from the Issuer if the holder disposes of the Preferred Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales or Redemption of Preferred Securities."

    Because USB believes the likelihood of it exercising its option to defer payments of interest is remote, the Junior Subordinated Debentures will be treated as issued without "original issue discount" for United States federal income tax purposes. As a result, holders of Preferred Securities will include interest in taxable income under their own methods of accounting (I.E., cash or accrual). If USB exercises its right to defer payments of interest, the holders of Preferred Securities will be required to include their PRO RATA share of original issue discount in gross income as it accrues for United States federal income tax (and possibly other) purposes in advance of the receipt of cash. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales or Redemption of Preferred Securities."

    USB has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should USB elect to exercise its right to defer payments of interest in the future, the market price of the Preferred Securities is likely to be adversely affected. A holder that disposes of such holder's Preferred Securities during an Extension Period, therefore, might not receive the same return on such holder's investment as a holder that continues to hold the Preferred Securities.

TAX EVENT REDEMPTION, INVESTMENT COMPANY EVENT REDEMPTION OR CAPITAL TREATMENT
  EVENT REDEMPTION

    Upon the occurrence and during the continuation of a Tax Event, an Investment Company Event or a Capital Treatment Event (whether occurring before or after April 1, 2003), USB has the right, if certain conditions are met, to redeem the Junior Subordinated Debentures in whole (but not in part) at 100% of the principal amount together with accrued but unpaid interest to the date fixed for redemption within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event and therefore cause a mandatory redemption of the Preferred Securities. The exercise of such right is subject to USB having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve. See "Certain Terms of Junior Subordinated Debentures--Conditional Right to Redeem upon a Tax Event, Investment Company Event or Capital Treatment Event" and "Description of Capital Securities--Redemption or Exchange" in the accompanying Prospectus.

    A "Tax Event" means the receipt by USB and the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which prospective change, pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by USB on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by USB, in whole or in part, for United States federal income tax purposes, or
(iii) the Issuer is, or will be within 90 days of the date of the opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges. With respect to Junior Subordinated Debentures which are no longer held by the Issuer or another issuer, "Tax Event" means receipt by USB of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which prospective change, pronouncement or decision is announced on or after the date or issuance of the Junior Subordinated Debentures under the Indenture, there is more than an insubstantial risk that interest payable by USB on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by USB, in whole or in part, for United States federal income tax purposes (each of the circumstances referred to in clauses
(i), (ii) and (iii) of the preceding sentence and the circumstances referred to in this sentence being referred to herein as an "Adverse Tax Consequence").

    An "Investment Company Event" means the receipt by USB and the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change becomes effective on or after the date of issuance of the Preferred Securities under the Trust Agreement.

    A "Capital Treatment Event" means the reasonable determination by USB that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which prospective change, pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk of impairment of USB's ability to treat an amount equal to the Liquidation Amount of the Preferred Securities (or any substantial portion thereof) as "Tier 1 capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to USB.

POSSIBLE TAX LAW CHANGES AFFECTING THE PREFERRED SECURITIES

    Congress and the Clinton Administration have from time to time considered proposals that would deny an issuer a deduction for United States income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. Such proposals have been considered in connection with recent legislation, including the recently enacted Taxpayer Relief Act of 1997 (the "Relief Act"). Although no such proposals have been included in the final provisions of recent legislation, including the Relief Act, there can be no assurance that future legislation will not adversely affect the tax treatment of the Junior Subordinated Debentures, potentially on a retroactive basis. Such a change would give rise to a Tax Event which may permit USB, subject to approval of the Federal Reserve, to cause a redemption of the Preferred Securities by electing to prepay the Junior Subordinated Debentures. See "Certain Terms of Preferred Securities--Redemption," "Certain Terms of Junior Subordinated Debentures--Redemption," and "Certain Federal Income Tax Consequences."

EXCHANGE OF PREFERRED SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES

    USB has the right at any time to terminate the Issuer and, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities in exchange therefor upon liquidation of the Issuer. The exercise of such right is subject to USB having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Certain Terms of Preferred Securities--Liquidation of the Issuer and Distribution of Junior Subordinated Debentures to Holders" and "Description of Capital Securities--Redemption or Exchange" in the accompanying Prospectus.

    Under current United States federal income tax law and interpretations, a distribution of the Junior Subordinated Debentures in exchange for Preferred Securities upon a liquidation of the Issuer would not be a taxable event to holders of the Preferred Securities and will result in the holder of Preferred Securities receiving directly such holder's PRO RATA share of the Junior Subordinated Debentures previously held indirectly through the Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder of Preferred Securities had in its Preferred Securities before such distribution. A holder of Preferred Securities will accrue interest in respect of Junior Subordinated Debentures received from the Issuer in the manner described below under "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount." However, if there should be a change in law (including a change in legal interpretation), which would cause the Issuer to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Issuer would be a taxable event to the Issuer and the holders of the Preferred Securities. See "Certain Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures to Holders of Preferred Securities."

MARKET PRICES

    There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Preferred Securities upon liquidation of the Issuer. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debentures that a holder of the Preferred Securities may receive upon liquidation of the Issuer, may trade at a discount from the price that the investor paid to purchase the Preferred Securities offered hereby. As a result of the existence of USB's right to defer interest payments, the market price of the Preferred Securities may be more volatile than the market prices of other securities that are not subject to such optional deferrals. See

"Certain Terms of Junior Subordinated Debentures" and "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.

RIGHTS UNDER THE GUARANTEE

    The Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Wilmington Trust Company will act as the indenture trustee under the Guarantee (the "Guarantee Trustee") for the purposes of compliance with the Trust Indenture Act and will hold the Guarantee for the benefit of the holders of the Preferred Securities. Wilmington Trust Company will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee and will act as Delaware Trustee under the Trust Agreement.

    The Guarantee guarantees to the holders of the Preferred Securities the following payments, to the extent not paid by the Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Preferred Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer (unless the Junior Subordinated Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment to the extent that the Issuer has funds on hand available therefor at such time (the "Liquidation Distribution") and (b) the amount of assets of the Issuer remaining available for distribution to holders of the Preferred Securities after satisfaction of liabilities to creditors of the Issuer as required by applicable law.

    The holders of not less than a majority in aggregate Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee Agreement. Any holder of the Preferred Securities may institute a legal proceeding directly against USB to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If USB were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of USB to pay interest on or principal of the Junior Subordinated Debentures on the applicable payment date, then a holder of Preferred Securities may institute a legal proceeding directly against USB pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, USB will have a right of set-off under the Indenture to the extent of any payment made by USB to such holder of Preferred Securities in the Direct Action. Except as described herein, holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures-- Enforcement of Certain Rights by Holders of Preferred Securities," "--Debenture Events of Default" and "Description of Guarantees" in the accompanying Prospectus. The Trust Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee Agreement and the Indenture.

LIMITED COVENANTS

    The covenants in the Indenture are limited and there are no covenants relating to USB in the Trust Agreement. As a result, neither the Indenture nor the Trust Agreement protects holders of Junior

Subordinated Debentures, or Preferred Securities, respectively, in the event of a material adverse change in USB's or any of its subsidiaries' financial condition or results of operations or limits the ability of USB or any of its subsidiaries to incur additional indebtedness. Therefore, the provisions of these governing instruments should not be considered a significant factor in evaluating whether USB will be able to comply with its obligations under the Junior Subordinated Debentures or the Guarantee.

LIMITED VOTING RIGHTS

    Holders of Preferred Securities will generally have limited voting rights relating only to the modification of the Preferred Securities and the Guarantee, the dissolution, winding-up or liquidation of the Issuer and the exercise of the Issuer's rights as holder of the Junior Subordinated Debentures. Holders of Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee as such voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described in the accompanying Prospectus, and the holders of the Preferred Securities will in no event be entitled to vote to appoint, remove or replace any Administrative Trustee as such voting rights are vested exclusively in the holder of the Common Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The Property Trustee, the Administrative Trustees and USB may amend the Trust Agreement without the consent of holders of Preferred Securities to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust or to ensure that the Issuer will not be required to register as an "investment company," even if such action adversely affects the interests of such holders. See "Description of Preferred Securities--Voting Rights; Amendment of Each Trust Agreement" and "--Removal of Trustees" in the accompanying Prospectus.

EXTENSION OF STATED MATURITY OF THE JUNIOR SUBORDINATED DEBENTURES

    USB will also have the right to extend the maturity of the Junior Subordinated Debentures, whether or not the Issuer has been terminated and the Junior Subordinated Debentures have been distributed to holders of the Preferred Securities, to a date no later than the 49th anniversary of the initial issuance of the Preferred Securities, provided that USB can extend the maturity only if at the time such election is made and at the time of such extension (i) USB is not in bankruptcy, otherwise insolvent or in liquidation, (ii) USB is not in default in the payment of any interest or principal on the Junior Subordinated Debentures, (iii) the Issuer is not in arrears on payments of Distributions on the Preferred Securities and no deferred Distributions are accumulated and (iv) the Junior Subordinated Debentures are rated not less than BBB- by Standard & Poor's Ratings Services or not less than Baa3 by Moody's Investor Service, Inc. or the equivalent by any other nationally recognized statistical rating organization.

LISTING OF PREFERRED SECURITIES--TRADING CHARACTERISTICS

    The Preferred Securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. Although the Underwriters have indicated to USB and the Issuer that they intend to make a market in the Preferred Securities prior to commencement of trading on the New York Stock Exchange as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making activities at any time without notice.

    The Preferred Securities may trade at prices that do not fully reflect the value of accrued and unpaid interest with respect to the underlying Junior Subordinated Debentures. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "Certain Federal Income Tax Consequences--Sales or Redemption of Capital Securities" for a discussion of the United States federal income tax consequences that may result from a taxable disposition of the Preferred Securities.

POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET FOR PREFERRED SECURITIES

    It is not possible to predict how the Preferred Securities will trade in the secondary market or whether such market will be liquid or illiquid. There is currently no secondary market for the Preferred Securities. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the holders of the Preferred Securities with liquidity of investment or that it will continue for the life of the Preferred Securities.

                                USE OF PROCEEDS

    The net proceeds from the offering of the Preferred Securities are estimated to be $350,000,000 (before deducting expenses associated with the offering). All of the proceeds from the sale of the Preferred Securities will be invested by the Issuer in the Junior Subordinated Debentures. USB intends to use all of the proceeds from the sale of such Junior Subordinated Debentures for general corporate purposes.

    USB is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. On October 21, 1996, the Federal Reserve announced that cumulative capital securities having the characteristics of the Preferred Securities could be included as Tier 1 Capital for bank holding companies. Such Tier 1 Capital treatment, together with USB's ability to deduct, for federal income tax purposes, interest payable on the Junior Subordinated Debentures, will provide USB with a more cost-effective means of obtaining capital for bank regulatory purposes than other Tier 1 Capital alternatives currently available to it.

                              ACCOUNTING TREATMENT

    For financial reporting purposes, the Issuer will be treated as a subsidiary of USB and, accordingly, the accounts of the Issuer will be included in the consolidated financial statements of USB. For financial reporting purposes, USB will record Distributions payable on the Preferred Securities as an expense in the consolidated statements of income.

    USB has reported and undertakes to report in its financial statements and in its Exchange Act (as hereinafter defined) reports, information regarding its relationship to the Issuer and its obligations with respect to holders of the Preferred Securities in a line item on its consolidated balance sheet that reads as follows: "Company-obligated mandatorily redeemable preferred securities of subsidiary Trust holding solely the Junior Subordinated Debentures of USB." In addition, a footnote to USB's consolidated financial statements will state that the sole asset of the Issuer is $360,825,000 aggregate principal amount of Junior Subordinated Debentures due April 1, 2028.

    USB will also include an audited explanatory footnote in its audited financial statements which states that: (i) the Trust is a wholly-owned subsidiary of USB, (ii) the sole asset of the Trust is $360,825,000 aggregate principal amount of Junior Subordinated Debentures due April 1, 2028, and (iii) USB's obligations under the Junior Subordinated Debentures and related documents, taken together, constitute a full and unconditional guarantee by USB of the Trust's obligations under the Preferred Securities.

                                 CAPITALIZATION

    The following table sets forth the consolidated capitalization of USB and its subsidiaries as of December 31, 1997 and as adjusted to give effect to the consummation of the offering of the Preferred Securities. The following data should be read in conjunction with the consolidated financial statements and notes thereto of USB and its subsidiaries incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                                                                                              DECEMBER 31, 1997
                                                                                            ----------------------
(DOLLARS IN MILLIONS)                                                                        ACTUAL    AS ADJUSTED
                                                                                            ---------  -----------
Deposits..................................................................................  $  49,027   $  49,027
Short-term borrowings.....................................................................      3,292       3,292
Long Term Debt (with original maturities over one year)...................................     10,247      10,247
                                                                                            ---------  -----------
Total deposits and debt...................................................................     62,566      62,566
Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding
  solely the junior subordinated debentures of the parent company.........................        600         950
SHAREHOLDERS' EQUITY
Common stock--$1.25 par value--500,000,000 shares authorized, 246,644,338 shares issued...        308         308
Capital surplus...........................................................................      1,878       1,878
Retained earnings.........................................................................      3,645       3,645
Unrealized gains on investment securities available for sale, net of tax..................         59          59
                                                                                            ---------  -----------
  Total shareholders' equity..............................................................      5,890       5,890
                                                                                            ---------  -----------
    TOTAL CAPITALIZATION..................................................................  $  69,056   $  69,406
                                                                                            ---------  -----------
                                                                                            ---------  -----------

                                  THE COMPANY

    USB is a multi-state bank holding company, registered under the Bank Holding Company Act of 1956, as amended, with its headquarters in Minneapolis, Minnesota. On August 1, 1997, First Bank System, Inc. of Minneapolis acquired U.
S. Bancorp of Portland, Oregon, and assumed the U.S. Bancorp name. The combined organization is the fifteenth largest U.S. commercial bank holding company based on assets. At December 31, 1997, USB and its consolidated subsidiaries had consolidated assets of $71.3 billion, consolidated deposits of $49.0 billion, and shareholders' equity of $5.9 billion.

    USB operates eight banks and eleven trust companies serving millions of customers principally in seventeen states from the Midwest to the Rocky Mountains to the Pacific Northwest. USB also has various other subsidiaries engaged in financial services.

    The banking subsidiaries of USB are engaged in general retail and commercial banking business. These subsidiaries provide a wide variety of services to individuals, businesses, industry, institutional organizations, governmental entities and other financial institutions. Depository services include checking and savings accounts and certificates of deposit and other time deposits. Additional services include commercial lending, financing of import/export trade, foreign exchange and retail and institutional brokerage services. Treasury management and receivable lockbox collection are provided for corporate customers. The banking and trust company subsidiaries of USB also provide a full range of fiduciary products and services to individuals, estates, foundations, business corporations and charitable organizations. Other subsidiaries of USB provide financial services related to banking, including lease financing, discount brokerage, investment advisory services and insurance agency and credit life insurance services.

    On December 15, 1997, USB and Piper Jaffray, announced that they had entered into a definitive agreement whereby USB will acquire Piper Jaffray for $730 million. The cash transaction will be accounted for as a purchase, is subject to shareholder and regulatory approvals, and is expected to close in the second quarter of 1998.

    USB was incorporated under Delaware law in 1929 and has functioned as a multi-bank holding company since that time. Its principal executive offices are located at 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, and its telephone number is (612) 973-1111.

    The common stock, par value $1.25 per share, of USB is listed on the New York Stock Exchange.

                                     ISSUER

    The Issuer is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement and (ii) the filing of a certificate of trust with the Delaware Secretary of State on January 28, 1998. Under the Trust Agreement, the Issuer's business and affairs are conducted by the Property Trustee, the Delaware Trustee and three individual Administrative Trustees who are officers of the Company. The Issuer exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by USB and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer and payments by USB under the Junior Subordinated Debentures and the Expense Agreement will be the sole revenues of the Issuer. All of the Common Securities will be owned by USB. The Common Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and during the continuance of an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of USB as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities. See "Description of Capital Securities--Subordination of Common Securities" in the accompanying Prospectus. USB will acquire Common Securities in an aggregate liquidation amount equal to 3.0% of the total capital of the Issuer. The Issuer has a term of 49 years and 11 months, but may terminate earlier as provided in the Trust Agreement.

    It is anticipated that the Issuer will not be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    The principal executive office of the Issuer is c/o U.S. Bancorp, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, Attention: Secretary, and its telephone number is (612) 973-1111.

                     CERTAIN TERMS OF PREFERRED SECURITIES

GENERAL

    The following summary of certain terms and provisions of the Preferred Securities supplements the description of the terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the heading "Description of Capital Securities," to which reference is hereby made. This summary of certain terms and provisions of the Preferred Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Trust Agreement (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.

DISTRIBUTIONS

    The Preferred Securities represent beneficial ownership interests in the Issuer, and Distributions on the Preferred Securities will be payable at the annual rate of 7.20% of the stated Liquidation Amount of $25, payable quarterly in arrears on the first day of January, April, July and October in each year (subject to possible deferral as described herein), to the holders of the Preferred Securities on the relevant record dates (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). The amount of each Distribution due with respect to the Preferred Securities will include amounts accrued to, but excluding, the relevant Distribution Date. Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of the Issuer on the relevant record date which, for so long as the Preferred Securities remain in book-entry form, will be one Business Day (as defined below) prior to the relevant Distribution Date and, in the event the Preferred Securities are not in book-entry form, will be the fifteenth day of the month prior to the relevant Distribution Date. Distributions will accumulate from the date of original issuance. The first Distribution Date for the Preferred Securities will be July 1, 1998.

    The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any Distribution Date would otherwise fall on a day that is not a Business Day, such Distribution Date shall be postponed to the next Business Day (and without any additional Distributions or other payment in respect to any such delay) except that, if such Business Day falls in the next succeeding calendar year, such Distribution Date shall be the immediately preceding Business Day, in each case payments will be made with the same force and effect as if made on the date such payment was originally payable. As used in this Prospectus, a "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the State of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Indenture Trustee is closed for business. See "Description of Capital Securities" in the accompanying Prospectus.

    So long as no Debenture Event of Default has occurred and is continuing, USB has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for an Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such election, quarterly Distributions on the Preferred Securities will be deferred by the Issuer during any such Extension Period. During any such Extension Period, Distributions to which holders of Preferred Securities are entitled will accumulate additional amounts thereon at the rate per annum of 7.20% thereof, compounded quarterly from the relevant Distribution Date, to the extent permitted under applicable law. The term "Distributions" as used herein shall include any such additional accumulated amounts. During any such Extension Period, USB may not and may not permit any subsidiary of USB to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of USB's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of USB (including other series of Junior Subordinated Debentures) that rank PARI PASSU with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by USB of the debt securities of any subsidiary of USB if such guarantee ranks PARI PASSU with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of USB, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of USB's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, USB may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of 7.20% per annum, compounded quarterly from the interest payment date for such interest, to the extent permitted by applicable law), USB may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that USB may elect to begin an Extension Period prior to the Stated Maturity. See "Certain Terms of Junior Subordinated Debentures--Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

    USB has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

REDEMPTION

    The Junior Subordinated Debentures will mature on April 1, 2028 or such other date to which the maturity of the Junior Subordinated Debentures may be extended as described under "Certain Terms of Junior Subordinated Debentures--General." Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined in the accompanying Prospectus) of the Preferred Securities, upon not less than 30 nor more than 60 days' notice prior to the date fixed for redemption, at a redemption price, with respect to the Preferred Securities (the "Redemption Price"), equal to the aggregate Liquidation Amount of such Preferred Securities, plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See "Certain Terms of Junior Subordinated Debentures-- Redemption." If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption PRO RATA of the Preferred Securities and the Common Securities.

    USB will have the right to redeem the Junior Subordinated Debentures (i) on or after April 1, 2003 in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures so redeemed, together with any accrued and unpaid interest thereon to the date fixed for redemption, or (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures so redeemed, together with any accrued and unpaid interest to the date fixed for redemption, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Certain Terms of Junior Subordinated Debentures--Redemption," "--Conditional Right to Redeem upon a Tax Event, Investment Company Event or Capital Treatment Event" and "Description of Junior Subordinated Debentures--Redemption" in the accompanying Prospectus. A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of the Preferred Securities and the Common Securities.

    Under regulations of the Federal Reserve, any perpetual preferred securities with a feature permitting redemption at the option of the issuer can qualify as Tier 1 capital only if the redemption is subject to prior approval of the Federal Reserve. Therefore, any redemption of the Junior Subordinated Debentures and consequent redemption of the Preferred Securities will be subject to the prior approval of the Federal Reserve if such regulations have not been revised. Under current policies, the Federal Reserve may grant approval of a redemption without a formal application or notice if (1) the redemption, together with other redemptions and repurchases of securities in the preceding 12 months, constitutes less than 10% of the bank holding company's net worth or (2) both before and after the redemption, the bank holding company is well-capitalized and highly-rated.

LIQUIDATION OF THE ISSUER AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO
  HOLDERS

    USB has the right at any time to terminate the Issuer and, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities in exchange therefor upon liquidation of the Issuer. Such right is subject to USB having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

    Under current United States federal income tax law and interpretations, a distribution of the Junior Subordinated Debentures in exchange for Preferred Securities upon a liquidation of the Issuer would not be a taxable event to holders of the Preferred Securities. However, if there should be a change in law (including a change in legal interpretation) which would cause the Issuer to be subject to United States federal income tax with respect to the income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Issuer would be a taxable event to the Issuer and the holders of the Preferred Securities. See "Certain Federal Income Tax Consequences--Distribution of the Junior Subordinated Debentures to Holders of Preferred Securities." If USB elects neither to redeem the Junior Subordinated Debentures prior to maturity nor to liquidate the Issuer and distribute the Junior Subordinated Debentures to holders of the Preferred Securities in exchange therefor, the Preferred Securities will remain outstanding until the Stated Maturity of the Junior Subordinated Debentures.

    If USB elects to liquidate the Issuer and thereby causes the Junior Subordinated Debentures to be distributed to holders of the Preferred Securities in exchange therefor upon liquidation of the Issuer, USB shall continue to have the right to redeem the Junior Subordinated Debentures in certain circumstances upon the occurrence of a Tax Event, Investment Company Event or a Capital Treatment Event, as described under "Certain Terms of Junior Subordinated Debentures--Conditional Right to Redeem upon a Tax Event, Investment Company Event or Capital Treatment Event."

LIQUIDATION VALUE

    The amount payable on the Preferred Securities in the event of any liquidation of the Issuer is $25 per Preferred Security plus accumulated and unpaid Distributions, which amount may be paid in the form of a distribution of a Like Amount of Junior Subordinated Debentures, subject to certain exceptions. See "Description of Capital Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

REGISTRATION OF THE PREFERRED SECURITIES

    The Preferred Securities will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described below and in the accompanying Prospectus, Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

    A global security shall be exchangeable for Preferred Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Issuer that it is unwilling or unable to continue as a depository for such global security and no successor depository shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depository,
(ii) USB in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing a Debenture Event of Default with respect to the Junior Subordinated Debentures and holders of at least a majority in Liquidation Amount of Preferred Securities notify the Administrative Trustees in writing that the continuation of the book-entry system is no longer in the best interest of holders of the Preferred Securities. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants (as defined in the accompanying Prospectus) with respect to ownership of beneficial interests in such global security. In the event that Preferred Securities are issued in definitive form, such Preferred Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

    Payments on Preferred Securities represented by a global security will be made to DTC, as the depositary for the Preferred Securities. In the event Preferred Securities are issued in certificated form, the Redemption Price and Distributions will be payable, the transfer of the Preferred Securities will be registrable, and Preferred Securities will be exchangeable for Preferred Securities of other denominations of a like aggregate principal amount, at the corporate trust offices of the Property Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Preferred Securities are issued in certificated form, the record dates for payment of Distributions will be the first day of the month preceding the month in which the relevant Distribution payment is scheduled to be paid. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

                CERTAIN TERMS OF JUNIOR SUBORDINATED DEBENTURES

GENERAL

    The following summary of certain terms and provisions of the Junior Subordinated Debentures supplements the description of the terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the heading "Description of Junior Subordinated Debentures" to which description reference is hereby made. The Junior Subordinated Debentures will be issued under the Indenture. The following summary of the terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus forms a part, and to the Trust Indenture Act. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture are referred to herein, such defined terms are incorporated herein or therein by reference.

    Concurrently with the issuance of the Preferred Securities, the Issuer will invest the proceeds thereof, together with the consideration paid by USB for the Common Securities, in Junior Subordinated Debentures issued by USB. The Junior Subordinated Debentures will be issued as unsecured debt under the Indenture.

    The Junior Subordinated Debentures will bear interest at the annual rate of 7.20% of the principal amount thereof, payable quarterly in arrears on the first day of January, April, July and October of each year (each, an "Interest Payment Date"), commencing July 1, 1998, and at the Stated Maturity to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Preferred Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date would otherwise fall on a day that is not a Business Day, then such Interest Payment Date shall be postponed to the next day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next succeeding calendar year, such Interest Payment Date shall be the immediately preceding Business Day, in each case payments will be made with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 7.20% thereof, compounded quarterly from the relevant Interest Payment Date. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable. Notwithstanding anything to the contrary set forth above, if the Stated Maturity falls on a day that is not a Business Day, the payment of principal and interest will be paid on the next succeeding Business Day, with the same force and effect as if made on such Stated Maturity and no interest on such payments will accrue from and after the Stated Maturity.

    The Junior Subordinated Debentures will mature on April 1, 2028. USB will also have the right to extend the maturity of the Junior Subordinated Debentures, whether or not the Issuer has been terminated and the Junior Subordinated Debentures have been distributed to holders of the Preferred Securities, to a date no later than the 49th anniversary of the initial issuance of the Preferred Securities, provided that USB can extend the maturity only if at the time such election is made and at the time of such extension (i) USB is not in bankruptcy, otherwise insolvent or in liquidation, (ii) USB is not in default in the payment of any interest or principal on the Junior Subordinated Debentures, (iii) the Issuer is not in arrears on payments of Distributions on the Preferred Securities and no deferred Distributions are accumulated and (iv) the Junior Subordinated Debentures are rated not less than BBB- by Standard & Poor's Ratings Services or not less than Baa3 by Moody's Investor Service, Inc. or the equivalent by any other nationally recognized statistical rating organization. The Junior Subordinated Debentures will be issued as a series of junior subordinated deferrable interest debentures under the Indenture.

    The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of USB, the amount of which is unlimited. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus. Because USB is a holding company, the right of USB to participate in any distribution of assets of any of the subsidiaries, including U.S. Bank National Association, upon any such subsidiaries' liquidation or reorganization or otherwise (and thus the ability of holders of the Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that USB may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures and the Guarantee will be effectively subordinated to all existing and future liabilities of the subsidiaries, and holders of Junior Subordinated Debentures and beneficiaries of the Guarantee should look only to the assets of USB for payments on the Junior Subordinated Debentures or under the Guarantee. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of USB, including Senior Debt, whether under the Indenture or any existing or other indenture that USB may enter into in the future or otherwise. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

OPTION TO DEFER INTEREST PAYMENT PERIOD

    So long as no Debenture Event of Default has ocucrred and is continuing, USB has the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarterly periods (each such period an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. At the end of such Extension Period, USB must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 7.20%, compounded quarterly from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of the Preferred Securities while such series is outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount."

    During any such Extension Period, USB may not and may not permit any subsidiary of USB to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of USB's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of USB (including other series of Junior Subordinated Debentures) that rank PARI PASSU with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by USB of the debt securities of any subsidiary of USB if such guarantee ranks PARI PASSU with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of USB, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of USB's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, USB may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarters or to extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of 7.20% per annum, compounded quarterly from the interest payment date for such interest, to the extent permitted by applicable law), USB may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. USB must give the Property Trustee, the Administrative Trustees and the Indenture Trustee notice of its election of any Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange, Nasdaq National Market or any applicable stock exchange or automated quotation system on which the Preferred Securities are then listed or quoted or to the holders of the Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Indenture Trustee shall give notice of USB's election to begin or extend a new Extension Period to the holders of the Junior Subordinated Debentures, and the Administrative Trustees will give notice of USB's election to the holders of the Preferred Securities. There is no limitation on the number of times that USB may elect to begin an Extension Period. See "Description of the Junior Subordinated Debentures--Option to Defer Interest Payments" in the accompanying Prospectus.

    Distributions on the Preferred Securities will be deferred by the Issuer during any such Extension Period. See "Certain Terms of Preferred
Securities--Distributions." For a description of certain federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures, see "Certain Federal Income Tax Consequences."

ADDITIONAL SUMS

    If the Issuer is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, USB will pay as Additional Sums on the Junior Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

REDEMPTION

    Subject to USB having received prior approval of the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debentures are redeemable prior to maturity at the option of USB (i) on or after April 1, 2003, in whole at any time or in part from time to time, or (ii) at any time in whole (but not in part), upon the occurrence and during the continuance of a Tax Event, an Investment Company Event or a Capital Treatment Event, in each case at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures so redeemed, together with any accrued and unpaid interest to the date fixed for redemption.

    Notice of any redemption will be mailed at least 30 but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at such holder's registered address. Unless USB defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

    If the Issuer is required to pay additional taxes, duties or other governmental charges as a result of a Tax Event, USB will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums.

    The Junior Subordinated Debentures will not be subject to any sinking fund.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

    As described under "Certain Terms of Preferred Securities--Liquidation of the Issuer and Distribution of Junior Subordinated Debentures to Holders," under certain circumstances involving the termination of the Issuer, the Junior Subordinated Debentures may be distributed to the holders of the Preferred Securities in exchange therefor upon liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer as provided by applicable law. If distributed to holders of the Preferred Securities in liquidation, the Junior Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Preferred Securities, will act as depositary for the Junior Subordinated Debentures. It is anticipated that the depositary arrangements for the Junior Subordinated Debentures would be substantially identical to those in effect for the Preferred Securities. If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities in exchange therefor upon the liquidation of the Issuer, USB will use its best efforts to list the Junior Subordinated Debentures on the New York Stock Exchange or such other stock exchanges or automated quotation system, if any, on which the Preferred Securities are then listed or quoted. There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Preferred Securities.

CONDITIONAL RIGHT TO REDEEM UPON A TAX EVENT, INVESTMENT COMPANY EVENT OR
  CAPITAL TREATMENT EVENT

    If a Tax Event, Investment Company Event or Capital Treatment Event occurs and either (i) in the opinion of counsel to USB experienced in such matters, there would in all cases, after effecting the termination of the Issuer and the distribution of the Junior Subordinated Debentures to the holders of the Preferred Securities in exchange therefor upon liquidation of the Issuer, be more than an insubstantial risk that an Adverse Tax Consequence (as defined in "Risk Factors--Tax Event Redemption, Investment Company Event Redemption or Capital Treatment Event Redemption") would continue to exist, (ii) in the reasonable determination of USB, there would in all cases, after effecting the termination of the Issuer and the distribution of the Junior Subordinated Debentures to the holders of the Preferred Securities in exchange therefor upon liquidation of the Issuer, be more than an insubstantial risk that USB will not be entitled to treat an amount equal to the Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to USB, or (iii) Junior Subordinated Debentures are not held by the Issuer, then USB shall have the right to redeem the Junior Subordinated Debentures, in whole but not in part, at any time within 90 days following the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption. See "Certain Terms of Preferred Securities--Redemption" and "--Liquidation of Issuer and Distribution of Junior Subordinated Debentures to Holders" and "Certain Terms of Junior Subordinated Debentures--General."

REGISTRATION OF JUNIOR SUBORDINATED DEBENTURES

    The Junior Subordinated Debentures will be registered in the name of the Issuer. In the event that the Junior Subordinated Debentures are distributed to holders of Preferred Securities, it is anticipated that the depositary and other arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Preferred Securities. See "Certain Terms of Preferred Securities--Registration of Preferred Securities."

COVENANTS OF USB

    USB will covenant in the Indenture, as to the Junior Subordinated Debentures, that if and so long as (i) the Issuer is the holder of all the Junior Subordinated Debentures, (ii) a Tax Event in respect of the Issuer has occurred and is continuing and (iii) USB has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of Capital Securities--Redemption" in the accompanying Prospectus) in respect of the Preferred Securities, USB will pay to the Issuer such Additional Sums. USB will also covenant, as to the Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities, provided that certain successors which are permitted pursuant to the Indenture may succeed to USB's ownership of the Common Securities, (ii) not to voluntarily terminate, wind up or liquidate the Issuer, except upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies of the Federal Reserve, and except (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Preferred Securities in liquidation of the Issuer or (b) in connection with certain mergers, consolidations, or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer to be treated as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                           CERTAIN TERMS OF GUARANTEE

    The Guarantee Agreement will be executed and delivered by USB concurrently with the issuance of the Preferred Securities for the benefit of the holders of the Preferred Securities. Wilmington Trust Company will act as Guarantee Trustee under the Guarantee Agreement for the purposes of compliance with the Trust Indenture Act, and the Guarantee as described in this section will be qualified as an Indenture under the Trust Indenture Act. The following summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus forms a part. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

    The Guarantee guarantees to the holders of Preferred Securities the following payments (the "Guarantee Payments") with respect to the Preferred Securities, to the extent not paid by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer (unless the Junior Subordinated Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Issuer remaining available for distribution to holders of Preferred Securities after satisfaction of liabilities to creditors of the Issuer as required by applicable law. USB's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by USB to the holders of the Preferred Securities or by causing the Issuer to pay such amounts to such holders. USB's obligation to make a Guarantee Payment is subordinate to the right of payment of Senior Debt of USB.

    The holders of not less than a majority in aggregate Liquidation Amount of the Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of Trust Securities may institute a legal proceeding directly against USB to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If USB were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Trust Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if an event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of USB to pay interest on or principal of the Junior Subordinated Debentures on the applicable payment date, then a holder of Preferred Securities may institute a Direct Action against USB pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder. In connection with such Direct Action, USB will have a right of set-off under the Indenture to the extent of any payment made by USB to such holder of Preferred Securities in the Direct Action. Except as described herein, holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Guarantees" in the accompanying Prospectus. The Trust Agreement provides that each holder of Trust Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Dorsey & Whitney LLP, tax counsel to USB ("Counsel"), the following summary accurately describes the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by United States Persons (defined below) who purchase the Preferred Securities upon original issuance at their original offering price. As used herein, a "United States Person" means a person that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be United States Persons. The tax treatment of holders may vary depending on their particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or foreign investors. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of Preferred Securities. This summary is based on the Code, the Treasury regulations promulgated thereunder (the "Regulations") and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

    The following discussion does not discuss the tax consequences that might be relevant to persons that are not United States Persons ("non-United States Persons"). Non-United States Persons should consult their own tax advisors as to the specific United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities.

    The authorities on which this summary is based are subject to various interpretations and the opinions of Counsel are not binding on the Internal Revenue Service ("Service") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the Service with respect to the transactions described herein. Accordingly, there can be no assurance that the Service will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

    HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE PREFERRED SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS, SEE "DESCRIPTION OF CAPITAL SECURITIES--REDEMPTION" IN THE ACCOMPANYING PROSPECTUS.

CLASSIFICATION OF THE ISSUER

    In connection with the issuance of the Preferred Securities, Counsel is of the opinion that, under current law and assuming compliance with the terms of the Trust Agreement, and based on certain facts and assumptions, the Issuer will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of the Preferred Securities (a "Securityholder") will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its PRO RATA share of the interest income or original issue discount that is paid or accrued on the Junior Subordinated Debentures. See "--Interest Income and Original Issue Discount." No amount included in income with respect to the Preferred Securities will be eligible for the dividends received deduction.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    The Company intends to take the position that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company under current law, and, by acceptance of a Preferred Security, each holder covenants to treat the Junior Subordinated Debentures as indebtedness and the Preferred Securities as evidence of an indirect beneficial ownership interest in the Junior Subordinated Debentures. Except as set forth below, stated interest on the Junior Subordinated Debentures generally will be included in income by a Securityholder at the time such interest income is paid or accrued in accordance with such Securityholder's regular method of tax accounting.

    USB believes that, under the applicable Regulations, the Junior Subordinated Debentures will not be considered to have been issued with "original issue discount" ("OID") within the meaning of Section 1273(a) of the Code. If, however, USB exercises its right to defer payments of interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures will become OID instruments at such time and all Securityholders will be required to accrue the stated interest on the Junior Subordinated Debentures on a daily basis during the Extension Period, even though USB will not pay such interest until the end of the Extension Period, and even though some Securityholders may use the cash method of tax accounting. Moreover, thereafter the Junior Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of the Extension Period, all Securityholders would be required to continue to include the stated interest on the Junior Subordinated Debentures in income on a daily economic accrual basis, regardless of their method of tax accounting and possibly in advance of receipt of the cash attributable to such interest income. Under the OID economic accrual rules, a Securityholder would accrue an amount of interest income each year that approximates the stated interest payments called for under the Junior Subordinated Debentures, and actual cash payments of interest on the Junior Subordinated Debentures would not be reported separately as taxable income.

    The Regulations described above have not yet been addressed in any rulings or other interpretations by the Service, and it is possible that the Service could take a contrary position. If the Service were to assert successfully that the stated interest on the Junior Subordinated Debentures was OID regardless of whether USB exercises its right to defer payments of interest on such debentures, all Securityholders would be required to include such stated interest in income on a daily economic accrual basis as described above.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF PREFERRED
  SECURITIES

    Under current law, a distribution by the Issuer of the Junior Subordinated Debentures as described under the caption "Certain Terms of Preferred Securities--Liquidation of the Issuer and Distribution of Junior Subordinated Debentures of Holders" will be non-taxable and will result in the Securityholder receiving directly its PRO RATA share of the Junior Subordinated Debentures previously held indirectly through the Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Preferred Securities before such distribution. However, if there should be a change in law (including a change in legal interpretation) which would cause the Issuer to be subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, the distribution of Junior Subordinated Debentures to Securityholders by the Issuer would be a taxable event to the Issuer and each Securityholder, and a Securityholder would recognize gain or loss as if the Securityholder had exchanged its Preferred Securities for the Junior Subordinated Debentures it received upon the liquidation of the Issuer. A Securityholder would recognize interest income in respect of Junior Subordinated Debentures received from the Issuer in the manner described under "--Interest Income and Original Issue Discount."

SALES OR REDEMPTION OF PREFERRED SECURITIES

    Gain or loss will be recognized by a Securityholder on a sale of Preferred Securities (including a redemption for cash) in an amount equal to the difference between the amount realized (which for this purpose, will exclude amounts attributable to accrued interest or OID not previously included in income) and the Securityholder's adjusted tax basis in the Preferred Securities sold or so redeemed. Gain or loss recognized by a Securityholder on Preferred Securities will generally be taxable as short-term, mid-term or long-term capital gain or loss depending on whether the Preferred Securities have been held for not more than 12 months, 12 months or more but not more than 18 months, or for more than 18 months, respectively. Amounts attributable to accrued interest with respect to a Securityholder's PRO RATA share of the Junior Subordinated Debentures not previously included in income will be taxable as ordinary income.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

    The amount of OID accrued on the Preferred Securities held of record by United States Persons (other than corporations and other exempt Securityholders), if any, will be reported to the Service. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the Service.

POSSIBLE TAX LAW CHANGES AFFECTING THE PREFERRED SECURITIES

    There can be no assurance that future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Congress and the Clinton Administration have from time to time considered proposals that would deny an issuer a deduction for United States income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. Such proposals have been considered in connection with recent legislation, including the recently enacted Taxpayer Relief Act of 1997 ("the Relief Act"). Although no such proposals have been included in the final provisions of recent legislation, including the Relief Act, there can be no assurance that future legislation will not adversely affect the tax treatment of the Junior Subordinated Debentures, potentially on a retroactive basis. Such a change could give rise to a Tax Event, which may permit USB to cause a redemption of the Preferred Securities. See "Certain Terms of Preferred Securities--Redemption" and "Certain Terms of Junior Subordinated Debentures--Redemption."

                              ERISA CONSIDERATIONS

    A fiduciary of a pension, profit-sharing or other employee benefit plan subject to ERISA should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in the Preferred Securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the plan and whether an investment is appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit an employee benefit plan subject to either ERISA or Section 4975 of the Code (which generally includes individual retirement accounts and so-called "Keogh" plans) from engaging in certain transactions involving "plan assets" with parties which are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in the Preferred Securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

    If the assets of the Issuer were deemed to be plan assets of employee benefit plans that are holders of the Preferred Securities (including holders who are not employee benefit plans themselves but are investing "plan assets" of an employee benefit plan), the plan's investment in the Preferred Securities might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by an ERISA plan fiduciary investing in Preferred Securities, and certain transactions involving the operation of the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code. For example, extensions of credit between USB and the Issuer (as represented by the Subordinated Debentures and the Guarantee) would likely be prohibited by ERISA and the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

    The U.S. Department of Labor (the "DOL") has issued a regulation with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity interests would be deemed to be plan assets. The regulation provides that the underlying assets of an entity will not be considered to be plan assets if the interests of the entity acquired by the employee benefit plan are "publicly-offered securities"--that is, they are (1) widely held (i.e., owned by more than 100 investors independent of USB and of each other), (2) freely transferable and (3) sold as part of an offering pursuant to an effective registration statement under the Securities Act and timely registered under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It is expected that the Preferred Securities will meet the criteria of "publicly-offered securities" above. The Underwriters expect that the Preferred Securities will be held by at least 100 independent investors at the conclusion of the offering. There are no restrictions imposed on the transfer of the Preferred Securities and the Preferred Securities will be sold as part of an offering pursuant to an effective registration statement under the Securities Act, and will be timely registered under the Exchange Act.

    Even if the assets of the Issuer were deemed to be "plan assets" of employee benefit plans that are holders of the Preferred Securities, there are five class exemptions issued by the DOL which could apply to except certain transactions involving assets of the Issuer from the prohibited transaction provisions of ERISA and the Code--Prohibited Transaction Exemption 84-14, for certain transactions determined by qualified professional asset managers, Prohibited Transaction Exemption 90-1, for certain transactions involving insurance company pooled separate accounts, Prohibited Transaction Exemption 91-38, for certain transactions involving bank collective investment funds, Prohibited Transaction Exemption 95-60, for certain transactions involving insurance company general accounts, and Prohibited Transaction Exemption 96-23, for certain transactions determined by in-house asset managers.

    Even if the assets of the Issuer are not deemed "plan assets" of employee benefit plans that hold Preferred Securities, USB might be considered a party in interest or a disqualified person with respect to certain such employee benefit plans by reason of pre-existing relationships, such as plans for which USB, or an affiliate serves as trustee. Therefore, before such employee benefit plans purchase Preferred Securities, they should determine that one of the class exemptions referred to in the preceding paragraph or any other exemption from the prohibited transaction rules under ERISA and the Code is applicable to their purchase and holding of the Preferred Securities.

    Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that an employee benefit plan considering the purchase of Preferred Securities consult with its counsel regarding the consequences under ERISA of the acquisition and ownership of Preferred Securities. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA) generally are not subject to ERISA requirements or the prohibited transaction provisions of the Code.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the U.S. Bancorp Standard Provisions (Capital Securities) (March 25, 1998) and in the Underwriting Agreement dated March 25, 1998 (collectively, the "Underwriting Agreement"), USB and the Issuer have agreed that the Issuer will sell to each of the underwriters named below (the "Underwriters"), and each of the Underwriters, for which Merrill Lynch, Pierce, Fenner & Smith Incorporated, Piper Jaffray Inc., Dain Rauscher Incorporated, Morgan Stanley and Co. Incorporated, Prudential Securities Inc. and Smith Barney Inc. are acting as representatives, has severally agreed to purchase from the Issuer, the respective number of Preferred Securities set forth opposite its name below.

                                                                                NUMBER OF
                                                                                PREFERRED
          UNDERWRITERS                                                          SECURITIES
                                                                            ------------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated....................................................        1,650,000
Piper Jaffray Inc.........................................................        1,630,000
Dain Rauscher Incorporated................................................        1,630,000
Morgan Stanley & Co. Incorporated.........................................        1,630,000
Prudential Securities Incorporated........................................        1,630,000
Smith Barney Inc..........................................................        1,630,000
BT Alex. Brown Incorporated...............................................          140,000
Robert W. Baird & Co. Incorporated........................................          140,000
Bear, Stearns & Co. Inc...................................................          140,000
CIBC Oppenheimer Corp.....................................................          140,000
Cowen & Company...........................................................          140,000
Donaldson, Lufkin & Jenrette Securities Corporation.......................          140,000
A.G. Edwards & Sons, Inc..................................................          140,000
EVEREN Securities, Inc....................................................          140,000
Goldman, Sachs & Co.......................................................          140,000
Legg Mason Wood Walker, Incorporated......................................          140,000
Lehman Brothers Inc.......................................................          140,000
J.P. Morgan Securities Inc................................................          140,000
Raymond James & Associates, Inc...........................................          140,000
The Robinson-Humphrey Company, LLC........................................          140,000
Tucker Anthony Incorporated...............................................          140,000
US Clearing Corp..........................................................          140,000
Wheat First Securities, Inc...............................................          140,000
Advest, Inc...............................................................           70,000
Blaylock & Partners, L.P..................................................           70,000
J.C. Bradford & Co........................................................           70,000
D.A. Davidson & Co........................................................           70,000
Fahnestock & Co. Inc......................................................           70,000
First Albany Corporation..................................................           70,000
First of Michigan Corporation.............................................           70,000
Gibraltar Securities Co...................................................           70,000
Gruntal & Co., L.L.C......................................................           70,000
Interstate/ Johnson Lane Corporation......................................           70,000
Janney Montgomery Scott Inc...............................................           70,000
Josephthal & Co. Inc......................................................           70,000
Kirpatrick, Pettis, Smith, Polian Inc.....................................           70,000
McDonald & Company Securities, Inc........................................           70,000
Mesirow Financial, Inc....................................................           70,000

                                                                                NUMBER OF
                                                                                PREFERRED
          UNDERWRITERS                                                          SECURITIES
                                                                            ------------------
Morgan Keegan & Company, Inc..............................................           70,000
The Ohio Company..........................................................           70,000
Olde & Co., Incorporated..................................................           70,000
Pryor, McClendon, Counts & Co., Inc.......................................           70,000
Roney & Co., LLC..........................................................           70,000
Scott & Stringfellow, Inc.................................................           70,000
Stephens Inc..............................................................           70,000
Stifel, Nicolaus & Company, Incorporated..................................           70,000
Stone & Youngberg.........................................................           70,000
TD Securities (USA) Inc...................................................           70,000
Trilon International Inc..................................................           70,000
                                                                            ------------------
          Total...........................................................       14,000,000
                                                                            ------------------
                                                                            ------------------

    In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Preferred Securities offered hereby if any such Preferred Securities are purchased.

    The Underwriters propose to offer the Preferred Securities in part directly to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such price less a concession not in excess of $.50 per Preferred Security. The Underwriters may allow and such dealers may reallow a concession not in excess of $.25 per Preferred Security to certain other brokers and dealers. After the public offering, the initial public offering price, concession and reallowance and other selling terms may be varied by the Underwriters.

    USB and the Issuer have granted the Underwriters an option, exercisable within 30 days after the date of this Prospectus Supplement, to purchase up to an additional 2,100,000 Preferred Securities at the public offering price set forth on the cover page of this Prospectus Supplement. The Underwriters may exercise such option only with the prior consent of USB and the Issuer and only for the purpose of covering any over-allotments in the sale of the 14,000,000 Preferred Securities offered hereby. The over-allotment option may be exercised for fewer than all of the Preferred Securities subject to such option.

    In view of the fact that the proceeds from the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures issued by USB, the Underwriting Agreement provides that USB will pay as compensation for the Underwriters arranging the investment therein of such proceeds an amount of $.7875 per Preferred Security for the accounts of the several Underwriters.

    During the period of 30 days from the date of this Prospectus Supplement, neither the Issuer nor USB will, without the prior written consent of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or Junior Subordinated Debentures or any debt securities substantially similar to the Junior Subordinated Debentures or equity securities substantially similar to the Preferred Securities (except for the Junior Subordinated Debentures and the Preferred Securities offered hereby).

    The Preferred Securities have been approved for listing, subject to notice of issuance, on the New York Stock Exchange. Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. The Underwriters have advised USB and the Issuer that they intend to make a market in the Preferred Securities prior to commencement of trading on the New York Stock Exchange. The Underwriters will have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time.

    Prior to this offering there has been no public market for the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

    In connection with this offering and in compliance with applicable law and industry practice, the Underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Preferred Securities at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

    In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

    Neither USB, the Issuer, nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Preferred Securities. In addition, neither USB, the Issuer, nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions once commenced, will not be discontinued without notice.

    On December 15, 1997, USB and Piper Jaffray, the parent company of Piper Jaffray Inc., one of the Underwriters, announced that they had entered into a definitive agreement whereby USB will acquire Piper Jaffray for $730 million. The transaction will be accounted for as a purchase, is subject to shareholder and regulatory approvals, and is expected to close in the second quarter of 1998. This Prospectus Supplement and the related Prospectus may be used by direct or indirect wholly owned subsidiaries of USB, including Piper Jaffray Inc., in connection with offers and sales related to secondary market transactions in the Preferred Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. The Preferred Securities offered hereby are being oferred pursuant to Rule 2810 of the National Association of Securities Dealers Conduct Rules.

    Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to USB and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commission.

    Each of USB and the Issuer has agreed to indemnify the Underwriters and their respective controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

                             VALIDITY OF SECURITIES

    Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Agreement and the formation of the Issuer will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special counsel to USB and the Issuer. The validity of the Guarantee and the Junior Subordinated Debentures will be passed upon for the Company by Dorsey & Whitney LLP, Minneapolis, Minnesota, counsel to the Company. Certain legal matters in connection with this offering will be passed upon for the Underwriters by Davis Polk & Wardwell, New York, New York. Dorsey & Whitney LLP and Davis Polk & Wardwell will rely on the opinions of Richards, Layton & Finger, P.A., as to matters of Delaware law. Certain matters relating to United States federal income tax considerations will be passed upon for the Company by Dorsey & Whitney LLP.

------------------------------------------------
                                ------------------------------------------------
------------------------------------------------
                                ------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT

Prospectus Summary........................................................   S-5
  The Company.............................................................   S-5
  The Issuer..............................................................   S-5
  Recent Developments.....................................................   S-6
  The Offering............................................................   S-7
  Risk Factors............................................................   S-9
Risk Factors..............................................................  S-10
Use of Proceeds...........................................................  S-16
Accounting Treatment......................................................  S-16
Capitalization............................................................  S-17
The Company...............................................................  S-17
Issuer....................................................................  S-18
Certain Terms of Preferred Securities.....................................  S-18
Certain Terms of Junior Subordinated Debentures...........................  S-22
Certain Terms of Guarantee................................................  S-26
Certain Federal Income Tax Consequences...................................  S-27
ERISA Considerations......................................................  S-30
Underwriting..............................................................  S-32
Validity of Securities....................................................  S-34

                                   PROSPECTUS
Available Information.....................................................     3
Incorporation of Certain Documents by Reference...........................     4
U.S. Bancorp..............................................................     5
The Issuers...............................................................     5
Use of Proceeds...........................................................     6
Ratio of Earnings to Fixed Charges........................................     6
Description of Junior Subordinated Debentures.............................     7
Description of Capital Securities.........................................    18
Book-Entry Issuance.......................................................    29
Description of Guarantees.................................................    31
Relationship Among the Capital Securities, the Corresponding Junior
  Subordinated Debentures and the Guarantees..............................    33
Plan of Distribution......................................................    35
Validity of Securities....................................................    36
Experts...................................................................    36

          [LOGO]

                                   14,000,000
                              PREFERRED SECURITIES

                                 USB CAPITAL II

                             7.20% TRUST ORIGINATED
                      PREFERRED SECURITIES(SM) ("TOPRSSM")
                            (LIQUIDATION AMOUNT $25
                            PER PREFERRED SECURITY)

                     FULLY AND UNCONDITIONALLY GUARANTEED,
                            AS DESCRIBED HEREIN, BY

                                  U.S. BANCORP

                                ----------------

                             PROSPECTUS SUPPLEMENT

                            ------------------------

                              MERRILL LYNCH & CO.

                               PIPER JAFFRAY INC.

                           DAIN RAUSCHER INCORPORATED

                           MORGAN STANLEY DEAN WITTER

                       PRUDENTIAL SECURITIES INCORPORATED

                              SALOMON SMITH BARNEY

                                 MARCH 25, 1998

                         (SM)"Trust Originated Preferred Securities" and "TOPrS"

are service marks of Merrill Lynch & Co.
------------------------------------------------
                                ------------------------------------------------
------------------------------------------------
                                ------------------------------------------------

                 [This page has been intentionally left blank]

PROSPECTUS

                                 $2,124,000,000

                                  U.S. Bancorp

                         Junior Subordinated Deferrable
                              Interest Debentures

                                 USB Capital II
                                USB Capital III
                                 USB Capital IV
                                 USB Capital V

                  Capital Securities fully and unconditionally
                      guaranteed, as described herein, by

                                  U.S. Bancorp

    U.S. Bancorp, a Delaware corporation ("USB" or the "Company"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to all Senior Debt (as defined in "Description of Junior Subordinated Debentures--Subordination") of
USB. If provided in an accompanying Prospectus Supplement, USB will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). See
"Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date".

    USB Capital II, USB Capital III, USB Capital IV and USB Capital V, each a trust formed under the laws of the State of Delaware (each, an "Issuer," and collectively, the "Issuers"), may severally offer, from time to time, capital securities (the "Capital Securities") representing preferred beneficial interests in such Issuer. USB will be the owner of the common securities (the "Common Securities" and, together with the Capital Securities, the "Trust Securities") of each Issuer. The payment of periodic cash distributions ("Distributions") with respect to the Capital Securities of each Issuer and payments on liquidation or redemption with respect to such Capital
Securities, in each case out of funds held by such Issuer, are each irrevocably guaranteed by USB to the extent described herein (each, a "Guarantee"). See "Description of Guarantees". The obligations of USB under each
Guarantee will be subordinate and junior in right of payment to all Senior Debt of USB. Concurrently with the issuance by an Issuer of its Capital Securities, such Issuer will invest the proceeds thereof and any contributions made in respect of the Common Securities in a corresponding series of USB's Junior Subordinated Debentures

(CONTINUED ON NEXT PAGE)
                              -------------------
    THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE
            NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
                       OR ANY OTHER GOVERNMENTAL AGENCY.
                              -------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMIS-
         SION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              -------------------

               THE DATE OF THIS PROSPECTUS IS FEBRUARY 17, 1998.

(CONTINUED FROM PREVIOUS PAGE)

the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer's Capital Securities (the "Related Capital Securities"). The Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement (as defined herein) will be the only revenue of each Issuer. If provided in an accompanying Prospectus Supplement, USB may, upon receipt of approval of the Federal Reserve (if such approval is then required), redeem the Corresponding Junior Subordinated Debentures (and cause the redemption of the Trust Securities) or may terminate each Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of Capital Securities in liquidation of their interests in such Issuer.
See "Description of Capital Securities--Liquidation Distribution Upon Termination".

    Holders of the Capital Securities will be entitled to receive preferential cumulative cash Distributions accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement. If provided in an accompanying Prospectus Supplement, USB will have the right to defer payments of interest on any series of Corresponding Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for one or more Extension Periods (which shall not extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures). If interest payments are so deferred, Distributions on the Related Capital Securities will also be deferred and USB will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to USB's capital stock or debt securities that rank PARI PASSU with or junior to the Corresponding Junior Subordinated Debentures. During an Extension Period, Distributions will continue to accumulate (and the Capital Securities will accumulate additional Distributions thereon at the rate per annum set forth in the related Prospectus Supplement). See "Description of Capital Securities--Distributions".

    Taken together, USB's obligations under each series of Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement, the related Guarantee and the related Guarantee Agreement (each, as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of Capital Securities. See "Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures and the Guarantees--Full and Unconditional Guarantee".

    The Junior Subordinated Debentures and Capital Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Capital
Securities (including the Corresponding Junior Subordinated Debentures) issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $2,124,000,000. Certain specific terms of the Junior Subordinated Debentures or Capital Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Capital Securities, the identity of the Issuer, specific title, aggregate amount, stated liquidation preference, number of securities, Distribution rate or method of calculating such rate, applicable Extension Period or Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

    The Prospectus Supplement also will contain information, as applicable, about certain United States Federal income tax consequences relating to the Junior Subordinated Debentures or Capital Securities.

    The Junior Subordinated Debentures and Capital Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Capital Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Capital Securities will be listed on any national securities exchange or automated quotation system. If the Junior Subordinated Debentures or Capital Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Capital Securities.

    This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Capital Securities unless accompanied by a Prospectus Supplement.

    No dealer, salesperson or other person has been authorized to give any information or make any representations, other than those contained in this Prospectus and the applicable Prospectus Supplement, and if given or made such information or representations must not be relied upon as having been authorized by USB or any agent, underwriter or dealer. This Prospectus and the applicable Prospectus Supplement do not constitute an offer of any securities other than those to which they relate, or an offer to sell or a solicitation of an offer to buy those to which they relate, in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus and/or the applicable Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to its date.

    IN CONNECTION WITH AN OFFERING OF THE CAPITAL SECURITIES, CERTAIN PERSONS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT
THE PRICE OF THE CAPITAL SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH CAPITAL SECURITIES AND THE IMPOSITION OF PENALTY BIDS IN CONNECTION WITH THE OFFERING OF THE CAPITAL SECURITIES. SEE "PLAN OF DISTRIBUTION."

                             AVAILABLE INFORMATION

    USB is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by USB can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains report, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the web site is http://www.sec.gov. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    USB and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to USB and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

    No separate financial statements of any Issuer have been included herein. USB and the Issuers do not consider that such financial statements would be material to holders of the Capital Securities because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of USB and issuing the Trust Securities. See "The Issuers", "Description of Capital Securities", "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" and "Description of Guarantees". In addition, USB does not expect that any of the Issuers will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents of USB, which until August 1, 1997 was named First Bank System, Inc., which have been filed with the Commission are hereby incorporated by reference in this Prospectus:

        (a) Annual Report on Form 10-K for the year ended December 31, 1996;

        (b) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

        (c) two Current Reports on Form 8-K filed on March 20, 1997, and the Current Reports on Form 8-K filed June 24, 1997, August 1, 1997, October 1, 1997, October 17, 1997, December 15, 1997 and January
    16, 1998.

    All documents filed by USB pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    USB will provide without charge to each person, including any beneficial owner to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than certain exhibits to such documents for which the Company may impose a copying charge. Requests for such copies should be directed to U.S. Bancorp, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302,
Attention: Investor Relations Department, telephone number (612) 973-2263.

    Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$" or "dollars").

                              -------------------

    Notice to North Carolina purchasers: the Commissioner of Insurance of the State of North Carolina has not approved or disapproved this offering nor has the Commissioner passed upon the accuracy or adequacy of this prospectus.

                              -------------------

                                  U.S. BANCORP

    U.S. Bancorp ("USB" or the "Company") is a multi-state bank holding company, registered under the
Bank Holding Company Act of 1956, as amended (the "BHCA"), with its headquarters in Minneapolis, Minnesota. On August 1, 1997, First Bank System, Inc. of Minneapolis ("FBS") acquired U. S. Bancorp, of Portland, Oregon and assumed the U.S. Bancorp name. The combined organization is the fifteenth largest U.S. commercial bank holding company based on assets. At December 31, 1997, USB and its consolidated subsidiaries had consolidated assets of $71.3 billion, consolidated deposits of $49.0 billion, and shareholders' equity of $5.9 billion.

    USB operates eight banks and eleven trust companies serving millions of customers principally in seventeen states from the Midwest to the Rocky Mountains to the Pacific Northwest. USB also has various other subsidiaries engaged in financial services.

    The banking subsidiaries of USB are engaged in general retail and commercial banking business. These subsidiaries provide a wide variety of services to individuals, businesses, industry, institutional organizations, governmental entities and other financial institutions. Depository services include checking and savings accounts and certificates of deposit and other time deposits. Additional services include commercial lending, financing of import/export trade, foreign exchange and retail and institutional brokerage services. Treasury management and receivable lockbox collection are provided for corporate customers. The banking and trust company subsidiaries of USB also provide a full range of fiduciary products and services to individuals, estates, foundations, business corporations and charitable organizations. Other subsidiaries of USB provide financial services related to banking, including lease financing, discount brokerage, investment advisory services and insurance agency and credit life insurance services.

    On December 15, 1997, USB and Piper Jaffray Companies Inc. ("Piper Jaffray") announced that they had entered into a definitive agreement whereby USB will acquire Piper Jaffray for $730 million. The cash transaction will be accounted for as a purchase, is subject to shareholder and regulatory approvals, and is expected to close in the second quarter of 1998.

    USB was incorporated under Delaware law in 1929 and has functioned as a multi-bank holding company since that time. Its principal executive offices are located at 601 Second Avenue South, Minneapolis, Minnesota 55402-4302 (telephone
(612) 973-1111)). For further information concerning USB, see the USB documents incorporated by reference herein as described under "Incorporation of Certain Documents by Reference."

                                  THE ISSUERS

    Each Issuer is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by USB, as depositor of the Issuer, the Delaware Trustee (as defined herein) of such Issuer and the Issuer Trustees (as defined herein) of such Issuer and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a corresponding series of Corresponding Junior Subordinated Debentures issued by USB, and (iii) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, the Corresponding Junior Subordinated Debentures and the right to reimbursement of expenses under the related Expense Agreement will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement will be the sole revenue of each Issuer.

    All of the Common Securities of each Issuer will be owned by USB. The Common Securities of an Issuer will rank PARI PASSU, and payments will be made thereon PRO RATA, with the Capital Securities of such Issuer, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from a Debenture Event of Default (as defined herein), the rights of USB as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities of such Issuer. See "Description of Capital Securities-- Subordination of Common Securities". USB will acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each Issuer.

    Unless otherwise specified in the applicable Prospectus Supplement, each Issuer has a term of approximately
55 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, each appointed by USB as holder of the Common Securities. The trustees for each Issuer will be Wilmington Trust Company, as the Property Trustee (the "Property Trustee"), and as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with USB (collectively, the "Issuer Trustees"). Wilmington Trust Company, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the Guaranty Agreements and the Indenture (each as defined herein). See "Description of Guarantees" and "Description of Junior Subordinated Debentures". The holder of the Common Securities of an Issuer, or the holders of a majority in liquidation preference of the Related Capital Securities, if a Debenture Event of Default under the Trust Agreement for such Issuer has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Issuer. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. USB will pay all fees and expenses related to each Issuer and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer.

    The principal executive office of each Issuer is: c/o U.S. Bancorp, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302 and the telephone number is (612) 973-1111.

                                USE OF PROCEEDS

    All of the proceeds from the sale of the Capital Securities will be invested by the Issuer in Junior Subordinated Debentures. Except as otherwise set forth in the applicable Prospectus Supplement, USB intends to use the proceeds from the sale of its Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures) for general corporate purposes, including working capital, capital expenditures, investments in or loans to subsidiaries, refinancing of debt, including outstanding commercial paper and other short-term bank indebtedness, redemption of shares of its outstanding common and preferred stock, the satisfaction of other obligations or for such other purposes as may be specified in the applicable Prospectus Supplement. A more detailed description of the use of proceeds of any specific offering will be set forth in the Prospectus Supplement pertaining to such offering.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges of USB for the respective periods indicated.

                                                                                     YEAR ENDED DECEMBER 31,
                                                                      -----------------------------------------------------
                                                                        1992       1993       1994       1995       1996
                                                                      ---------  ---------  ---------  ---------  ---------
Ratio of Earnings to Fixed Charges:
    Excluding interest on deposits..................................       2.72       3.89       2.64       2.95       3.60
    Including interest on deposits..................................       1.40       1.70       1.53       1.66       1.89

                                                                      NINE MONTHS
                                                                         ENDED
                                                                      -----------
                                                                        9/30/97
                                                                      -----------
Ratio of Earnings to Fixed Charges:
    Excluding interest on deposits..................................        2.51
    Including interest on deposits..................................        1.55

    For purposes of computing the ratio of earnings to fixed charges, earnings represent income before income taxes and cumulative effect of changes in accounting principles and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, include interest (other than on deposits but including capitalized interest) and the portion deemed representative of the interest factor of rents. Fixed charges, including interest on deposits, include all interest (including capitalized interest) and the portion deemed representative of the interest factor of rents.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

    The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture dated November 15, 1996, as supplemented from time to time (as so supplemented, the "Indenture"), between USB and Wilmington Trust Company, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures, Corresponding Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

    Each series of Junior Subordinated Debentures will rank PARI PASSU with all other series of Junior Subordinated Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of USB. See "--Subordination". USB is a non-operating holding company and almost all of the operating assets of USB and its consolidated subsidiaries are owned by such subsidiaries. USB relies primarily on dividends from such subsidiaries to meet its obligations. USB is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of USB's income are dividends, interest and fees from U.S. Bank National Association and the other banking and non-banking affiliates. The bank subsidiaries of USB, including U.S. Bank National Association (the "Banks"), are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, USB and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent USB and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to USB and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to USB and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to USB by the subsidiary banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Because USB is a holding company, the right of USB to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent USB may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of USB's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of USB for payments on the Junior Subordinated Debentures. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of USB, including the Senior Debt, whether under the Indenture, any other indenture that USB may enter into in the future or otherwise. See "--Subordination" and the Prospectus Supplement relating to any offering of Securities.

    The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture or officers' certificate supplemental to the Indenture or a resolution of USB's Board of Directors or a committee thereof.

    The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Junior Subordinated Debentures: (1) the title of the Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (3) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof; (4) the rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of USB to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "Payment and Paying Agents", the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under
"--Denominations, Registration and Transfer," the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon USB in respect of the Junior Subordinated Debentures and the Indentures may be made ("Place of Payment"); (6) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of USB or a holder thereof; (7) the obligation or the right, if any, of USB or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Junior Subordinated Debentures shall be issuable if other than denominations of $25 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated; (10) any additions, modifications or deletions in the Events of Default or covenants of USB specified in the Indenture with respect to the Junior Subordinated Debentures; (11) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to a series of Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global
Security representing all of the Junior Subordinated Debentures of such series and the exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series; (15) subject to the terms described under "--Global Junior Subordinated Debentures", whether the Junior Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a "clearing agency" registered under the Exchange Act; (16) the appointment of any Paying Agent or Agents; (17) the terms and conditions of any obligation or right of USB or a holder to convert or exchange the Junior Subordinated Debentures into Capital Securities; (18) the form of Trust
Agreement and Guarantee Agreement, if applicable; (19) the relative degree, if any, to which such Junior
Subordinated Debentures of the series shall be senior to or be subordinated to other series of such Junior
Subordinated Debentures or other indebtedness of USB in right of payment, whether such other series of Junior
Subordinated Debentures or other indebtedness are outstanding or not; and (20) any other terms of the Junior
Subordinated Debentures not inconsistent with the provisions of the Indenture.

    Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

    If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States Federal income tax consequences, specific terms and other information with respect to such issue of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

    If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States Federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

    Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and bearing the same interest rate.

    Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by USB for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. USB will appoint the Debenture Trustee as Securities Registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by USB with respect to any series of Junior Subordinated Debentures, USB may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that USB maintains a transfer agent in each Place of Payment for such series. USB may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

    In the event of any redemption, neither USB nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

    The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or
more global junior subordinated debentures ("Global Junior Subordinated Debentures") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

    The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. USB anticipates that the following provisions will generally apply to depositary arrangements.

    Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by USB if such Junior Subordinated Debentures are offered and sold directly by USB. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

    So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

    Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of USB, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    USB expects that the Depositary for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. USB also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

    Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by USB within 90 days, USB will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, USB may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture or Securities representing such series of Junior Subordinated Debentures. Further, if USB so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to USB, the Debenture Trustee and the Depositary for such Global Junior Subordinated Debenture, receive individual Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by USB, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as USB may designate from time to time in the applicable Prospectus Supplement, except that at the option of USB payment of any interest may be made (i), except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. USB may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however USB will at all times be required to maintain a Paying Agent in each Place of Payment for each series of Junior Subordinated Debentures.

    Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by USB in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of USB, be repaid to USB and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to USB for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

    If provided in the applicable Prospectus Supplement, USB shall have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, PROVIDED that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

    Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

    Unless otherwise indicated in the applicable Prospectus Supplement, USB may, at its option and subject to receipt of prior approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve") if then required under applicable capital guidelines or policies, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. Junior Subordinated Debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the principal amount thereof.

    Except as otherwise specified in the applicable Prospectus Supplement, if a Tax Event, Capital Treatment Event or Investment Company Event (as defined below) in respect of a series of Junior Subordinated Debentures shall occur and be continuing, USB may, at its option and subject to receipt of prior approval by the Federal

Reserve if then required under applicable capital guidelines or policies, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Tax Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

    "Tax Event" means the receipt by USB and the applicable Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the applicable series of Junior Subordinated Debentures under the Indenture, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by USB on the Junior Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by USB, in whole or in part, for United States federal income tax purposes, or (iii) the Issuer is, or will be within 90 days of the date of the opinion, subject to more than a de minimus amount of other taxes, duties or other governmental charges.

    An "Investment Company Event" means the receipt by USB and the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change becomes effective on or after the original issuance of the Capital Securities.

    A "Capital Treatment Event" means the reasonable determination by USB that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such prospective change, pronouncement or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk of impairment of USB's ability to treat the Capital Securities (or any substantial portion thereof) as "Tier 1 capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to USB.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless USB defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

    USB will also covenant, as to each series of Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of USB to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of USB's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of USB (including other Junior Subordinated Debentures) that rank PARI PASSU with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by USB of the debt securities of any subsidiary of USB (including under other Guarantees) if such guarantee ranks PARI PASSU or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of USB, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of USB's benefit plans for its directors, officers or employees) if at such time (i) there shall have occurred any event of which USB has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Junior
Subordinated Debentures of such series and (b) in respect of which USB shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by an Issuer of a series of Related Capital Securities, USB shall be in default with respect to its payment of any obligations under the Guarantee relating to such Related Capital Securities or (iii) USB shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

    From time to time USB and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of the Related Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting USB and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of such series of the Junior Subordinated Debentures; PROVIDED, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture, (iii) modify certain provisions of the Indenture relating to modification or waiver except to increase the required percentage or (iv) modify the provisions with respect to the subordination of outstanding Junior Subordinated Debentures of any series in a manner adverse to the holders thereof, PROVIDED that, in the case of Corresponding Junior Subordinated Debentures, so long as any of the Related Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of such Related Capital Securities unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

    In addition, USB and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

    The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures:

        (i) failure for 30 days to pay any interest on such series of the Junior Subordinated Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

        (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due whether at maturity, upon redemption by declaration or otherwise; or

        (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to USB from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such series of outstanding Junior Subordinated Debentures; or

        (iv) certain events in bankruptcy, insolvency or reorganization of USB.

    The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, in the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the Related Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the Related Capital Securities shall have such right.

    The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.
In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the Related Capital Securities shall have such right. USB is required to file annually with the Debenture Trustee a certificate as to whether or not USB is in compliance with all the conditions and covenants applicable to it under the Indenture.

    In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

    If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of USB to pay interest or principal on the related Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Related Capital Securities may institute a legal proceeding directly against USB for enforcement of payment to such holder of the principal of or interest on such related Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Capital Securities of such holder (a "Direct Action"). USB may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. If the right to bring a Direct Action is removed, the applicable Issuer may become subject to the reporting obligations under the Exchange Act. USB shall have the right under the Indenture to set-off any payment made to such holder of Capital Securities by USB in connection with a Direct Action.

    The holders of the Capital Securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Capital Securities--Events of Default; Notice".

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    The Indenture provides that USB shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into USB or convey, transfer or lease its properties and assets substantially as an entirety to USB, unless (i) in case USB consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes USB's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have happened and be continuing; (iii) in the case of Corresponding Junior Subordinated Debentures, such transaction is permitted under the related Trust Agreement and the related Guarantee Agreement and does not give rise to any breach or violation of the related Trust Agreement or the related Guarantee Agreement, and (iv) certain other conditions as prescribed in the Indenture are met.

    The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving USB that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

    The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and USB deposits or causes to be deposited with the Debenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to USB's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and USB will be deemed to have satisfied and discharged the Indenture.

CONVERSION OR EXCHANGE

    If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Capital Securities or other securities. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of USB, in which case the number of shares of Capital Securities or other securities to be received by the Holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

    In the Indenture, USB has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of USB, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the Property Trustee on behalf of the holders, will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debentures.

    In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debentures.

    No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

    "Debt" means, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent: (i) every obligation of such person for money borrowed; (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person; (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such person;
(vi) all indebtedness of
such person whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

    "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to USB whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of USB whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing such Debt or pursuant to which such Debt is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is PARI PASSU with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of USB which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to USB, (ii) any Debt of USB to any of the Banks, (iii) Debt to any employee of USB, and (iv) any other debt securities issued pursuant to the Indenture.

    USB is a non-operating holding company and almost all of the operating assets of USB are owned by such subsidiaries. USB relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. USB is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of USB's income are dividends, interest and fees from U.S. Bank National Association and the other banking and non-banking affiliates. The Banks are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, USB and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent USB and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to USB and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to USB and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to USB by the subsidiary banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of USB's subsidiaries. Holders of Junior Subordinated Debentures should look only to the assets of USB for payments of interest and principal and premium, if any.

    The Indenture places no limitation on the amount of additional Senior Debt that may be incurred by USB. USB expects from time to time to incur additional indebtedness constituting Senior Debt.

    The Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debentures, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement.

GOVERNING LAW

    The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

    The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

    The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Capital Securities. In that event, concurrently with the issuance of each Issuer's Capital Securities, such Issuer will invest the proceeds thereof and the consideration paid by USB for the Related Common Securities in a series of Corresponding Junior Subordinated Debentures issued by USB to such Issuer. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Capital Securities and the Common Securities of such Issuer and will rank PARI PASSU with all other series of Junior Subordinated Debentures. Holders of the Related Capital Securities for a series of Corresponding Junior Subordinated Debentures will have the rights in connection with modifications to the Indenture or upon occurrence of Debenture Events of Default described under "--Modification of Indenture" and "--Debenture Events of Default", unless provided otherwise in the Prospectus Supplement for such Related Capital Securities.

    Unless otherwise specified in the applicable Prospectus Supplement, if a Tax Event in respect of an Issuer of Related Capital Securities shall occur and be continuing, USB may, at its option and subject to prior approval by the Federal Reserve (if then so required under applicable capital guidelines or policies) redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Tax Event, in whole but not in part, subject to the provisions of the Indenture and whether or not such Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of USB. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer is the holder of all the outstanding series of Corresponding Junior Subordinated Debentures, the proceeds of any such redemption will be used by such Issuer to redeem the corresponding Trust Securities in accordance with their terms. USB may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

    USB will covenant in the Indenture as to each series of Corresponding Junior Subordinated Debentures, that if and so long as (i) the Issuer of the related series of Trust Securities is the holder of all such Corresponding Junior Subordinated Debentures, (ii) a Tax Event in respect of such Issuer has occurred and is continuing and (iii) USB has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of Capital Securities--Redemption or Exchange") in respect of such Trust Securities, USB will pay to such Issuer such Additional Sums. USB will also covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer to which Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to USB's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Issuer, except upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies of the Federal Reserve, and (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Capital Securities in liquidation of such Issuer, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes.

                       DESCRIPTION OF CAPITAL SECURITIES

    Pursuant to the terms of the Trust Agreement for each Issuer, the Issuer Trustees on behalf of such Issuer will issue the Capital Securities and the Common Securities. The Capital Securities of a particular issue will represent preferred beneficial interests in the Issuer thereof and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Capital Securities and each Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

    The Capital Securities of an Issuer will rank PARI PASSU, and payments will be made thereon PRO RATA, with the Common Securities of that Issuer except as described under "--Subordination of Common Securities".
Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Capital Securities and Common Securities. Each Guarantee Agreement executed by USB for the benefit of the holders of an applicable Issuer's Capital Securities (the "Guarantee" for such Capital Securities) will be a guarantee on a subordinated basis with respect to the related Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Capital Securities when the related Issuer does not have funds on hand available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

    Distributions on the Capital Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business
Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

    Each Issuer's Capital Securities represent preferred beneficial interests in the applicable Issuer, and the Distributions on each Capital Security will be payable at a rate specified in the Prospectus Supplement for such Capital Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Capital Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

    If provided in the applicable Prospectus Supplement, USB has the right under the Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for a period which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), PROVIDED that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such extension, Distributions on the corresponding Capital Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Capital Securities) by the Issuer of such Capital Securities during any such Extension Period. During such Extension Period USB may not, and may not permit any subsidiary of USB to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of USB's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of USB (including the Junior Subordinated Indentures) that rank PARI PASSU with or junior in interest to the Corresponding Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by USB of debt securities of any subsidiary of USB (including other Guarantees) if such guarantee ranks PARI PASSU with or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of USB, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of USB's benefit plans for its directors, officers or employees).

    The revenue of each Issuer available for distribution to holders of its Capital Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures-- Corresponding Junior Subordinated Debentures." If USB does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Capital Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by USB on a limited basis as set forth herein under "Description of Guarantees".

    Distributions on the Capital Securities will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record dates, which, as long as the Capital Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under

"Book-Entry Issuance." In the event any Capital Securities are not in book-entry form, the relevant record date for such Capital Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

    MANDATORY REDEMPTION. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by USB upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Redemption". If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption
PRO RATA of the related Capital Securities and the Common Securities. The amount of premium, if any, paid by USB upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption PRO RATA of the related Capital Securities and the Common Securities.

    USB will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event, a Capital Treatment Event or an Investment Company Event or (iii) as may be otherwise specified in the applicable Prospectus Supplement, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

    DISTRIBUTION OF CORRESPONDING JUNIOR SUBORDINATED DEBENTURES. Subject to USB having received prior approval of the Federal Reserve to do so if then required under applicable guidelines or policies of the Federal Reserve, USB has the right at any time to terminate any Issuer and, after satisfaction of the liabilities of creditors of such Issuer as provided by applicable law, cause such Corresponding Junior Subordinated Debentures in respect of the Related Capital Securities and Related Common Securities issued by such Issuer to be distributed to the holders of such Capital Securities and Common Securities in liquidation of the Issuer.

    TAX EVENT, CAPITAL TREATMENT EVENT OR INVESTMENT COMPANY EVENT
REDEMPTION. If a Tax Event, Capital Treatment Event or Investment Company Event in respect of a series of Capital Securities and Common Securities shall occur and be continuing, USB has the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Capital Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event, Capital Treatment Event or Investment Company Event. In the event a Tax Event, Capital Treatment Event or Investment Company Event in respect of a series of Capital Securities and Common Securities has occurred and is continuing and USB does not elect to redeem the Corresponding Junior Subordinated Debentures and thereby cause a mandatory redemption of such Capital Securities and Common Securities or to terminate the related Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to holders of such Capital Securities and Common Securities in liquidation of the Issuer as described above, such Capital Securities and Common Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Corresponding Junior Subordinated Debentures.

    "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by an Issuer on the outstanding Capital Securities and Common Securities of such Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Issuer has become subject as a result of a Tax Event.

    "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Issuer, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debentures are distributed.

    "Liquidation Amount" means the stated amount of $25 per Trust Security.

    After the liquidation date is fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Capital Securities (i) such series of Capital Securities will no longer be deemed to be outstanding, (ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of such series of Capital Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Capital Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated liquidation preference of such series of Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Capital Securities until such certificates are presented to the Administrative Trustees of the applicable Issuer or their agent for transfer or reissuance.

    There can be no assurance as to the market prices for the Capital Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of an Issuer were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

REDEMPTION PROCEDURES

    Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities".

    If an Issuer gives a notice of redemption in respect of its Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Capital Securities. See "Book-
Entry Issuance". If such Capital Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the

Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by USB pursuant to the Guarantee as described under "Description of Guarantees", Distributions on such Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

    Subject to applicable law (including, without limitation, United States Federal securities law), USB or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

    Payment of the Redemption Price on the Capital Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of Capital Securities shall be made to the applicable recordholders thereof as they appear on the register for such Capital Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; PROVIDED, HOWEVER, that in the event that any Capital Securities are not in book-entry form, the relevant record date for such Capital Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable Prospectus Supplement.

    If less than all of the Capital Securities and Common Securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated PRO RATA to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a PRO RATA basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Capital Securities of a denomination larger than $25. The Property Trustee shall promptly notify the trust registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Trust Securities to be redeemed at its registered address. Unless USB defaults in payment of the Redemption Price on the Corresponding Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on such Junior Subordinated Debentures or portions thereof (and distributions will cease to accrue on the Related Capital Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

    Payment of Distributions on, and the Redemption Price of, each Issuer's Capital Securities and Common Securities, as applicable, shall be made PRO RATA based on the Liquidation Amount of such Capital Securities and Common Securities; PROVIDED, HOWEVER, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's Capital Securities then due and payable.

    In the case of any event of default resulting from a Debenture Event of Default, USB as holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Capital Securities and not on behalf of USB as holder of the Issuer's Common Securities, and only the holders of such Capital Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

    Pursuant to each Trust Agreement, each Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of USB; (ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Trust Securities, if USB, as Depositor, has given written direction to the Property Trustee to terminate such Issuer (which direction is optional and wholly within the discretion of USB, as Depositor);
(iii) redemption of all of the Issuer's Capital Securities as described under "Description of Capital Securities--Redemption or Exchange-- Mandatory Redemption"; and (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

    If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Capital Securities shall be paid on a PRO RATA basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation PRO RATA with the holders of its Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities." A supplemental Indenture may provide that if an early termination occurs as described in clause (iv) above, the Corresponding Junior Subordinated Debentures may be subject to optional redemption in whole (but not in part).

EVENTS OF DEFAULT; NOTICE

    Any one of the following events constitutes an "Event of Default" under each Trust Agreement (an "Event of Default") with respect to the Capital Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

        (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

        (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

        (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding Capital Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

        (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by USB to appoint a successor Property Trustee within 60 days thereof.

    Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Capital Securities, the Administrative Trustees and USB, as Depositor, unless such Event of Default shall have been cured or waived. USB, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

    If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities upon termination of each Issuer as described above. See "--Liquidation
Distribution Upon Termination". The existence of an Event of Default does not entitle the holders of Capital Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

    Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in USB as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

    Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, USB, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

    Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUERS

    An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. An Issuer may, at the request of USB, as depositor of such Issuer with the consent of the Administrative Trustees of such Issuer but without the consent of the holders of the Capital Securities of such Issuer, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to its Capital Securities or (b) substitutes for such Capital Securities other securities having substantially the same terms as such Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as such Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) USB expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee of such Issuer as the holder of the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which such Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause such Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of such Capital Securities (including any Successor Securities) in any material respect,
(vi) such successor entity has a purpose identical to that of such Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, USB has received an opinion from independent counsel to such Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of such Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) USB or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee related to such Capital Securities. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of such Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

    Except as provided below and under "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Capital Securities will have no voting rights.

    Each Trust Agreement may be amended from time to time by USB, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Related Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust

Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the related Issuer will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities of such Issuer are outstanding or to ensure that such Issuer will not be required to register as an "investment company" under the Investment Company Act; PROVIDED, HOWEVER, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities of such Issuer, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities of such Issuer. Each Trust Agreement may be amended by the applicable Issuer Trustees and USB with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities of the related Issuer, and (ii) receipt by such Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to such Issuer Trustees in accordance with such amendment will not affect the applicable Issuer's status as a grantor trust for United States Federal income tax purposes or such Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities of such Issuer, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on such Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of such Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities of such Issuer to institute suit for the enforcement of any such payment on or after such date.

    So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee of any Issuer, the Issuer Trustees of such Issuer shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on such Property Trustee with respect to such Corresponding Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Corresponding Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Related Capital Securities; PROVIDED, HOWEVER, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by such Property Trustee without the prior consent of each holder of the Related Capital Securities. The Issuer Trustees of such Issuer shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities of such Issuer except by subsequent vote of such holders. The Property Trustee of such Issuer shall notify each holder of Capital Securities of such Issuer of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees of such Issuer shall obtain an opinion of counsel experienced in such matters to the effect that such Issuer will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action.

    Any required approval of holders of Capital Securities of any Issuer may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities of such Issuer are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities of such Issuer in the manner set forth in the applicable Trust Agreement.

    No vote or consent of the holders of Capital Securities of any Issuer will be required for such Issuer to redeem and cancel its Capital Securities in accordance with the applicable Trust Agreement.

    Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by USB, the Issuer Trustees or any affiliate of USB or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL CAPITAL SECURITIES

    The Capital Securities of a series may be issued in whole or in part in the form of one or more global capital securities ("Global Capital Securities") that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be DTC. Global Capital Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Capital Securities represented thereby, a Global Capital Security may not be transferred except as a whole by the Depositary for such Global Capital Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

    The specific terms of the depositary arrangement with respect to a series of Capital Securities will be described in the Prospectus Supplement relating to such series. USB anticipates that the following provisions will generally apply to depositary arrangements.

    Upon the issuance of a Global Capital Security, and the deposit of such Global Capital Security with or on behalf of the Depositary, the Depositary for such Global Capital Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Capital Securities represented by such Global Capital Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Capital Securities or by USB if such Capital Securities are offered and sold directly by USB. Ownership of beneficial interests in a Global Capital Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Capital Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Capital Security.

    So long as the Depositary for a Global Capital Security, or its nominee, is the registered owner of such Global Capital Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by such Global Capital Security for all purposes under the Indenture governing such Capital Securities. Except as provided below, owners of beneficial interests in a Global Capital Security will not be entitled to have any of the individual Capital Securities of the series represented by such Global Capital Security registered in their names, will not receive or be entitled to receive physical delivery of any such Capital Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

    Payments of principal of (and premium, if any) and interest on individual Capital Securities represented by a Global Capital Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Capital Security representing such Capital Securities. None of USB, the Property Trustee, any Paying Agent, or the Securities Registrar for such Capital Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Capital Security representing such Capital Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    USB expects that the Depositary for a series of Capital Securities or its nominee, upon receipt of any payment of Liquidation Amount, premium or Distributions in respect of a permanent Global Capital Security representing any of such Capital Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Capital Security for such Capital Securities as shown on the records of such Depositary or its nominee. USB also expects that payments by Participants to owners of beneficial interests in such Global Capital Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

    Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Capital Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by USB within 90 days, USB will issue individual Capital Securities of such series in exchange for the Global Capital Security representing such series of Capital Securities. In addition, USB may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Capital Securities, determine not to have any Capital Securities of such series represented by one or more Global Capital Securities and, in such event, will issue individual Capital Securities of such series in exchange for the Global Capital Security or Securities representing such series of Capital Securities. Further, if USB so specifies with respect to the Capital Securities of a series, an owner of a beneficial interest in a Global Capital Security representing Capital Securities of such series may, on terms acceptable to USB, the Property Trustee and the Depositary for such Global Capital Security, receive individual Capital Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Capital Securities. In any such instance, an owner of a beneficial interest in a Global Capital Security will be entitled to physical delivery of individual Capital Securities of the series represented by such Global Capital Security equal in principal amount to such beneficial interest and to have such Capital Securities registered in its name. Individual Capital Securities of such series so issued will be issued in denominations, unless otherwise specified by USB, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENCY

    Payments in respect of the Capital Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Issuer's Capital Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and USB. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and USB. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and USB) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

    Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Capital Securities.

    Registration of transfers of Capital Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuers will not be required to register or cause to be registered the transfer of their Capital Securities after such Capital Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Capital Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by USB and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

    The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of USB for United States Federal income tax purposes. In this connection, USB and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that USB and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Capital Securities.

    Holders of the Capital Securities have no preemptive or similar rights.

    No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.

                              BOOK-ENTRY ISSUANCE

    DTC will act as securities depositary for all of the Capital Securities and the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Capital Securities or Junior Subordinated Debentures. The Capital Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Capital Securities of each Issuer and the Junior Subordinated Debentures, representing in the aggregate the total number of such Issuer's Capital Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with DTC.

    DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Capital Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Capital Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect

Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Capital Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Capital Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Capital Securities of such Issuer or Junior Subordinated Debentures is discontinued.

    DTC has no knowledge of the actual Beneficial Owners of the Capital Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices will be sent to Cede & Co. as the registered holder of the Capital Securities or Junior Subordinated Debentures. If less than all of an Issuer's Capital Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

    Although voting with respect to the Capital Securities or the Junior Subordinated Debentures is limited to the holders of record of the Capital Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Capital Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Distribution payments on the Capital Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Issuer thereof or USB, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    DTC may discontinue providing its services as securities depositary with respect to any of the Capital Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and USB. In the event that a successor securities depositary is not obtained, definitive Capital Security or Junior Subordinated Debenture certificates representing such Capital Securities or Junior Subordinated Debentures are required to be printed and delivered. USB, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Capital Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Capital Securities or Junior Subordinated Debentures will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and USB believe to be accurate, but the Issuers and USB assume no responsibility for the accuracy thereof. Neither the Issuers nor USB has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                           DESCRIPTION OF GUARANTEES

    A Guarantee will be executed and delivered by USB concurrently with the issuance by each Issuer of its Capital Securities for the benefit of the holders from time to time of such Capital Securities. Wilmington Trust Company will act as indenture trustee ("Guarantee Trustee") under each Guarantee Agreement for the purposes of compliance with the Trust Indenture Act and each Guarantee Agreement will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Capital Securities means that Issuer's Capital Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Capital Securities.

GENERAL

    USB will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that such Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Capital Securities called for redemption to the extent that such Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Issuer (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Capital Securities), the lesser of
(a) the Liquidation Distribution and (b) the amount of assets of such Issuer remaining available for distribution to holders of Capital Securities. USB's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by USB to the holders of the applicable Capital Securities or by causing the Issuer to pay such amounts to such holders.

    Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer's obligations under the Capital Securities, but will apply only to the extent that such related Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

    If USB does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Capital Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt of USB. See "--Status of the Guarantees". Because USB is a holding company, the right of USB to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent USB may itself be recognized as a creditor of that subsidiary. Accordingly, USB's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of USB's subsidiaries, and claimants should look only to the assets of USB for payments thereunder. See "U.S. Bancorp." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of USB, including Senior Debt, whether under the Indenture, any other indenture that USB may enter into in the future or otherwise. See the Prospectus Supplement relating to any offering of Capital Securities.

    USB has, through the applicable Guarantee, the applicable Guarantee Agreement, the applicable Trust Agreement, the related Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures and the Guarantee".

STATUS OF THE GUARANTEES

    Each Guarantee will constitute an unsecured obligation of USB and will rank subordinate and junior in right of payment to all Senior Debt of USB in the same manner as Junior Subordinated Debentures.

    Each Guarantee will rank PARI PASSU with all other Guarantees issued by USB. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Capital Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Capital Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by USB. USB expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes which do not materially adversely affect the rights of holders of the related Capital Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of the Capital Securities--Voting Rights; Amendment of Each Trust Agreement". All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of USB and shall inure to the benefit of the holders of the related Capital Securities then outstanding.

EVENTS OF DEFAULT

    An event of default under each Guarantee Agreement will occur upon the failure of USB to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the related Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee Agreement.

    Any holder of the Capital Securities may institute a legal proceeding directly against USB to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

    USB, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not USB is in compliance with all the conditions and covenants applicable to it under the Guarantee Agreement.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, other than during the occurrence and continuance of a default by USB in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

    Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Capital Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the related Capital Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Capital Securities must restore payment of any sums paid under such Capital Securities or such Guarantee.

GOVERNING LAW

    Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

    Pursuant to an Expense Agreement entered into by USB under each Trust Agreement (the "Expense Agreement"), USB will irrevocably and unconditionally guarantee to each person or entity to whom the applicable Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of such Issuer, other than obligations of such Issuer to pay to the holders of any Capital Securities or other similar interests in such Issuer of the amounts due such holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be.

          RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING
               JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

    Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by USB as and to the extent set forth under "Description of Guarantees." Taken together, USB's obligations under each series of Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement, the related Guarantee Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Capital Securities. If and to the extent that USB does not make payments on any series of Corresponding Junior Subordinated Debentures, such Issuer will not pay Distributions or other amounts due on its Capital Securities. The Guarantees do not cover payment of Distributions when the related Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Capital Securities is to institute a legal proceeding directly against USB for enforcement of payment of such Distributions to such holder. The obligations of USB under each Guarantee are subordinate and junior in right of payment to all Senior Debt.

SUFFICIENCY OF PAYMENTS

    As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the related Capital Securities, primarily because (i) the aggregate principal amount of each series of

Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Capital Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the related Capital Securities; (iii) USB shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its Capital Securities under such Capital Securities; and (iv) each Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

    Notwithstanding anything to the contrary in the Indenture, USB has the right to set-off any payment it is otherwise required to make thereunder with and to the extent USB has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

    A holder of any related Capital Security may institute a legal proceeding directly against USB to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

    A default or event of default under any Senior Debt of USB would not constitute a default or Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Debt of USB, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior
Subordinated Debentures would constitute an Event of Default.

LIMITED PURPOSE OF ISSUERS

    Each Issuer's Capital Securities evidence a beneficial interest in such Issuer, and each Issuer exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from USB the principal amount of and interest accrued on Corresponding Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from such Issuer (or from USB under the applicable Guarantee) if and to the extent such Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

    Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of the Corresponding Junior Subordinated Debentures, the holders of the related Capital Securities will be entitled to receive, out of assets held by such Issuer, the Liquidation Distribution in cash. See "Description of Capital Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of USB, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of USB, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of USB receive payments or distributions. Since USB is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Capital Securities), the positions of a holder of such Capital Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of USB in the event of liquidation or bankruptcy of USB are expected to be substantially the same.

                              PLAN OF DISTRIBUTION

    The Junior Subordinated Debentures or the Capital Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. USB and each Issuer may sell its Junior Subordinated Debentures or Capital Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus is a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures or Capital Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Capital Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement.

    Underwriters may offer and sell Junior Subordinated Debentures or Capital Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Capital Securities, underwriters may be deemed to have received compensation from USB and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures or Capital Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

    Any underwriting compensation paid by USB and/or the applicable Issuer to underwriters in connection with the offering of Junior Subordinated Debentures or Capital Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in a Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures or Capital Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures or Capital Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with USB and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by USB for certain expenses.

    In connection with the offering of the Capital Securities, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Capital Securities during and after the offering. Specifically, the Underwriters may over-allot or otherwise create a short position in the Capital Securities for their own account by selling more Capital Securities than have been sold to them by the Company. The Underwriters may elect to cover any such short position by purchasing Capital Securities in the open market. In addition, the Underwriters may stabilize or maintain the price of the Capital Securities by bidding for or purchasing Capital Securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Capital Securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Capital Securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Capital Securities to the extent that it discourages resales thereof. No representation is made as to the magnitude or effect of any stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

    Underwriters and dealers may engage in transactions with, or perform services for, USB and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

    The Junior Subordinated Debentures and the Capital Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures or Capital
Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures and Capital Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures or Capital Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Capital Securities.

                             VALIDITY OF SECURITIES

    Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for USB and the Issuers by Dorsey & Whitney LLP, Minneapolis, Minnesota, counsel to USB and for the Issuers by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Issuers. The validity of the Guarantees and the Junior Subordinated Debentures will be passed upon for the Underwriters by Davis Polk & Wardwell, New York, New York. Dorsey & Whitney LLP and Davis Polk & Wardwell will rely on the opinion of Richards, Layton & Finger, P.A., Wilmington, Delaware as to matters of Delaware law.

                                    EXPERTS

    The consolidated financial statements of FBS included in its Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The supplemental consolidated financial statements of USB at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in USB's Current Report on Form 8-K dated September 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference, which is based in part on the reports of Deloitte & Touche LLP and, for the year ended December 31, 1994, Coopers & Lybrand L.L.P., independent auditors, as set forth below. The supplemental consolidated financial statements referred to above are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

    The financial statements of Old USBC as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996 (exclusive of the consolidated statements of income, shareholders' equity and cash flows of West One Bancorp and Subsidiaries for the year ended December 31, 1994), (prior to its combination with FBS as of August 1, 1997), incorporated by reference in this prospectus through the incorporation by reference of U.S. Bancorp's Current Report on Form 8-K dated September 30, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated statements of income, shareholders' equity and cash flows of West One Bancorp and subsidiaries for the year ended December 31, 1994, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

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    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY USB, THE ISSUERS OR BY THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF USB OR THE ISSUERS SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                 --------------

                               TABLE OF CONTENTS
                                   PROSPECTUS

                                                                            PAGE
                                                                            ----
Available Information.....................................................    3
Incorporation of Certain Documents by Reference...........................    4
U.S. Bancorp..............................................................    5
The Issuers...............................................................    5
Use of Proceeds...........................................................    6
Ratio of Earnings to Fixed Charges........................................    6
Description of Junior Subordinated Debentures.............................    7
Description of Capital Securities.........................................   18
Book-Entry Issuance.......................................................   29
Description of Guarantees.................................................   31
Relationship Among the Capital Securities, the Corresponding Junior
  Subordinated Debentures and the Guarantees..............................   33
Plan of Distribution......................................................   35
Validity of Securities....................................................   36
Experts...................................................................   36

                                 USB Capital II
                                USB Capital III
                                 USB Capital IV
                                 USB Capital V

                              Capital Securities,
                     fully and unconditionally guaranteed,
                            as described herein, by

                                  U.S. BANCORP

                               -----------------

                                   PROSPECTUS

                               -----------------

                                          , 1998

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